AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 27, 2001
                              REGISTRATION NO. 333-
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           GTECH HOLDINGS CORPORATION
                                GTECH CORPORATION
                         GTECH RHODE ISLAND CORPORATION
                         GTECH LATIN AMERICA CORPORATION
             (exact name of registrant as specified in its charter)

               DELAWARE                                 05-0451021
               DELAWARE                                 05-0389840
               RHODE ISLAND                             06-1493040
               DELAWARE                                 05-0449895
      (States or other jurisdictions of              (I.R.S. employer
        incorporation or organization)             identification numbers)

                           GTECH HOLDINGS CORPORATION
                                GTECH CORPORATION
                         GTECH RHODE ISLAND CORPORATION
                         GTECH LATIN AMERICA CORPORATION
                                55 TECHNOLOGY WAY
                       WEST GREENWICH, RHODE ISLAND 02817
                                 (401) 392-1000
               (Address, including zip code, and telephone number,
                                    including
             area code, of registrants' principal executive offices)

                            MARC A. CRISAFULLI, ESQ.
                              SENIOR VICE PRESIDENT
                                       AND
                                 GENERAL COUNSEL
                           GTECH HOLDINGS CORPORATION
                                55 TECHNOLOGY WAY
                       WEST GREENWICH, RHODE ISLAND 02817
                                 (401) 392-1000
                (Name, address, including zip code, and telephone
                                     number,
                   including area code, of agent for service)

                                 WITH COPIES TO:

                            LAURA N. WILKINSON, ESQ.
                              EDWARDS & ANGELL, LLP
                              2800 FINANCIAL PLAZA
                         PROVIDENCE, RHODE ISLAND 02903
                                 (401) 274-9200

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] __________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] __________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                         CALCULATION OF REGISTRATION FEE

__________________________________________________________________________________________________________________
 Title of securities to       Amount to be          Proposed maximum       Proposed maximum           Amount of
     be registered             registered          offering price per     aggregate offering      registration fee
                                                          unit                 price (1)
__________________________________________________________________________________________________________________
1 3/4% Convertible              $175,000,000            111.125% (1)           $194,468,750            $17,891.13
Debentures due December
15, 2021
__________________________________________________________________________________________________________________
Guarantees of GTECH                N/A                    (2)                     (2)                    (3)
Corporation, GTECH
Rhode Island
Corporation and GTECH
Latin America
Corporation
__________________________________________________________________________________________________________________
Common stock, par value            (4)                     --                     --                     (4)
$0.01 per share
__________________________________________________________________________________________________________________

(1) Estimated solely for purposes of calculating the amount of the registration fee, pursuant to Rule 457(c), based upon the average of the bid and the ask price of the debentures on the PORTAL Market on February 20, 2002.

(2) No separate consideration will be received for the guarantees.

(3) Under Rule 457(n), no fee is payable with respect to the guarantees.

(4) Includes such indeterminate number of GTECH Holdings Corporation common stock as shall be issuable upon conversion and/or purchase by the Registrants of the debentures registered hereby, which are not subject to an additional registration fee pursuant to Rule 457(i) under the Securities Act.

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The selling securityholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange
Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                SUBJECT TO COMPLETION, DATED FEBRUARY 27, 2002

PROSPECTUS

                                  $175,000,000

                                  [GTECH Logo]

                           GTECH Holdings Corporation

               13/4% Convertible Debentures due December 15, 2021
                     fully and unconditionally guaranteed by

                GTECH Corporation and Certain of its Subsidiaries

                                     -------

          The debentures are unsecured unsubordinated obligations of GTECH Holdings Corporation that are fully and unconditionally guaranteed on an unsecured and unsubordinated basis by GTECH Corporation and certain of its subsidiaries. Selling securityholders will use this prospectus to resell their debentures and the common stock of GTECH Holdings Corporation issuable upon conversion of their debentures and/or upon repurchase by GTECH of their debentures. We will not receive any of the proceeds from the sale of the debentures or of GTECH Holdings Corporation's common stock by any of the selling securityholders.

          The debentures will accrue interest at an initial rate of 1.75% per year, which may be reset as described below under certain circumstances. We will pay interest on the debentures on June 15 and December 15 of each year. The first interest payment will be made on June 15, 2002.

          Commencing with the six-month period beginning December 15, 2006, we will reset the interest rate payable to the holders of debentures during specified six-month periods if the average market price of a debenture for the five trading-day reference period described in this prospectus equals 120% or more of the initial issue price of the debentures on the day immediately preceding the relevant six-month period. If this occurs, the interest rate payable per debenture in respect of that six-month period will be reset to a rate per year equal to the interest rate payable 120 days prior to such reset date on 5-year U.S. Treasury Notes minus 2.54%. However, in no event will the interest rate be reset below 1.75% or above 2.50% per year. For a discussion of the special regulations governing contingent payment debt instruments, see "Certain United States Federal Income Tax Consequences--United States Holders--Accrual of Interest on the Debentures" beginning on page 34.

          On or after December 15, 2006, we may redeem for cash all or part of the debentures that have not been previously converted at a redemption price equal to 100% of the principal amount of the debentures plus accrued interest up to, but not including, the date of redemption. Holders may require us to repurchase all or part of their debentures on December 15, 2004, December 15, 2006, December 15, 2011 and December 15, 2016 at a price equal to 100% of the principal amount of the debentures plus accrued interest up to, but not including, the date of repurchase. We may choose to pay the purchase price in cash, shares of our common stock, or a combination of both. In addition, upon a change in control of our company occurring on or prior to December 15, 2021, each holder may require us to repurchase all or a portion of such holder's debentures for cash.

          The debentures will be convertible at the option of the holder into our common stock at an initial conversion rate of 18.1818 shares of common stock per $1,000 principal amount of debentures, which is equivalent to an initial conversion price of approximately $55.00 per share, subject to certain adjustments, in the following circumstances:

          o if the sale price of our common stock is more than 120% of the conversion price for at least 20 trading days in a 30 trading-day period prior to the date of surrender for conversion;

          o during any period in which the credit ratings assigned to the debentures by Moody's or Standard & Poor's are reduced to below specified levels, or in which the credit rating assigned to the debentures is suspended or withdrawn by either rating agency;

          o         if the debentures have been called for redemption; or

          o         upon the occurrence of specified corporate transactions.

          Our common stock is listed on the New York Stock Exchange under the symbol "GTK". On February 26, 2002, the last reported sale price on the New York Stock Exchange for our common stock was $52.40.

          Investing in the debentures involves risks. See "Risk Factors" beginning on page 6.

          The debentures and the GTECH common stock may be offered by the selling securityholders in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. In addition, the GTECH common stock may be offered from time to time through ordinary brokerage transactions on the New York Stock Exchange. See "Plan of Distribution". The selling securityholders may be deemed to be "underwriters" as defined in the Securities Act of 1933, or the Securities Act. Any profits realized by the selling securityholders may be deemed to be underwriting commissions. If the selling securityholders use any broker-dealers, any commissions paid to broker-dealers and, if broker-dealers purchase any debentures or GTECH common stock as principals, any profits received by such broker-dealers on the resale of the debentures of GTECH common stock, may be deemed to be underwriting discounts or commissions under the Securities Act.

          Neither the Securities and Exchange Commission, any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         The date of this prospectus is      , 2002

                                   -----------

                                TABLE OF CONTENTS




                                                                   Page

ABOUT THIS PROSPECTUS..........................................     i
NOTICE TO INVESTORS............................................    ii
WHERE YOU CAN FIND MORE INFORMATION............................    ii
FORWARD-LOOKING STATEMENTS.....................................    iv
SUMMARY........................................................     1
RISK FACTORS...................................................     6
USE OF PROCEEDS................................................    10
PRO FORMA FINANCIAL INFORMATION................................    11
RATIO OF EARNINGS TO FIXED CHARGES.............................    11
DESCRIPTION OF DEBENTURES......................................    12
DESCRIPTION OF CAPITAL STOCK...................................    31
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES..........    32
SELLING SECURITYHOLDERS........................................    37
PLAN OF DISTRIBUTION...........................................    40
VALIDITY OF SECURITIES.........................................    42
INDEPENDENT AUDITORS...........................................    42


                                   -----------

          You should rely only on the information contained in this document or in documents to which we have referred you. We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

                              ABOUT THIS PROSPECTUS

          This prospectus is part of a registration statement we filed with the SEC using a "shelf" registration process. Under this shelf process, the selling securityholders may sell any of the debentures described in this prospectus in one or more offerings. This prospectus also covers sales of our common stock that holders of debentures may receive upon conversion of the debentures into common stock.

          This prospectus provides you with a general description of (i) the debentures that the selling securityholders may offer from time to time, (ii) the shares of common stock that we will issue upon the surrender of the debentures for conversion and (iii) the guarantees by certain of our domestic subsidiaries. Each time additional selling securityholders, if any, want to sell debentures or common stock received upon conversion of their debentures, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information" beginning on page ii.

                               NOTICE TO INVESTORS

          The debentures are available in book-entry form only. The debentures were issued in the form of global certificates, which are deposited with, or on behalf of, The Depository Trust Company, or DTC, and registered in its name or in the name of Cede & Co., it nominee. Beneficial interests in the global certificates are shown on, and transfers of the global certificates will be effected only through, records maintained by DTC and its participants.
Debentures in certificated form will be issued in exchange for the global certificates only as set forth in the indenture governing the debentures. See "Description of Debentures--Book Entry System" beginning on page 30.


                       WHERE YOU CAN FIND MORE INFORMATION

          We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, or the Exchange Act. You may read and copy this information at the following locations of the SEC:


         Public Reference Room                 Midwest Regional Office
         450 Fifth Street, N.W.                500 West Madison Street
              Room 1024                             Suite 1400
          Washington, DC 20549                 Chicago, Illinois 60661


          You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. You may also obtain copies of this information at prescribed rates by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, DC 20549.

          The SEC also maintains a web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is www.sec.gov.

          You can also inspect reports, proxy statements and other information about our company at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

          We incorporate by reference information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.

GTECH SEC FILINGS (File No. 001-11250)          PERIOD

Annual Report on Form 10-K................Fiscal year ended February 24, 2001

Quarterly Reports on Form 10-Q............Quarterly periods ended May 26, 2001,
                                          August 25, 2001 and November 24, 2001

Current Reports on Form 8-K...............Filed on July 3, 2001, December 10,
                                          2001, December 14, 2001, December 17,
                                          2001,January 18, 2002 and February 27,
                                          2002
The description of our common stock as
set forth in our amended registration
statement on Form 8-A12B/A............... Filed on June 25, 1998

          All documents that we file with the SEC from the date of this prospectus until all the securities offered by this prospectus have been sold shall also be deemed to be incorporated herein by reference.

          You may request a copy of these filings at no cost, by writing or calling us at the following address or telephone number.

         GTECH Holdings Corporation
         55 Technology Way
         West Greenwich, Rhode Island 02817
         (401) 392-1000
         Attn: Investor Relations

          Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document.

          We have not included or incorporated by reference separate financial statements of any of the guarantors in this prospectus, nor do any of the guarantors file reports with the SEC. The guarantors are not required to include separate financial statements in this prospectus because:

          o all of the voting rights of the guarantors are owned, directly or indirectly, by GTECH Holdings Corporation, which files periodic and other reports with the SEC pursuant to the Exchange Act;

          o         the  guarantors  have  jointly  and  severally,   fully  and
                    unconditionally  guaranteed  the payment of the  debentures;
                    and

          o GTECH Holdings Corporation has included and will include a footnote in its financial statements presenting condensed consolidating financial information regarding the guarantors in accordance with applicable accounting regulations of the SEC.

                           FORWARD-LOOKING INFORMATION

          Certain statements contained or incorporated by reference in this prospectus are forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. We identify forward-looking statements by words such as "may," "will," "should," "could," "expect," "plan," "anticipate," "intend," "believe," "estimate," "continue" or similar terms that refer to the future. Such statements include, without limitation, statements relating to:

          o the future prospects for and stability of the lottery industry and other businesses in which we are engaged or expect to be engaged;

          o         our future operating and financial performance;

          o our ability to retain existing contracts and to obtain and retain new contracts; and

          o         the   results   and   effects  of  legal   proceedings   and
                    investigations.

          These forward-looking statements reflect management's assessment based on information currently available, but are not guarantees and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in the forward-looking statements. These risks and uncertainties include, among other things, the matters described in this prospectus under "Risk Factors-Risk Factors Relating to Our Business" beginning on page 6.

                                     SUMMARY

          The following summary may not contain all the information that may be important to you. You should read the entire prospectus, as well as the information incorporated by reference, before making an investment decision. When used in this prospectus, the terms "GTECH," "we," "our" and "us" refer to GTECH Holdings Corporation and its consolidated subsidiaries, including the guarantors, unless otherwise specified or indicated by the context.

                                      GTECH

          GTECH is the world's leading operator of highly-secure online lottery transaction processing systems. We currently operate online lottery systems for, or supply equipment to, 24 of the 38 online lottery authorities in the United States and currently operate, provide services to or have entered into contracts to operate or provide services in the future to, online lottery systems for 57 out of 105 international online lottery authorities.

          Our core business consists of providing integrated online lottery solutions, services and products to governmental lottery authorities and governmental licensees worldwide. We offer our customers a full range of lottery technology services, including the design, assembly, installation, operation, maintenance and marketing of online lottery systems and instant ticket support systems. Our lottery systems consist of numerous lottery terminals located in retail outlets, central computer systems, systems software and game software, and communications equipment which connects the terminals and the central computer systems.

          In recent years, we have taken steps to broaden our offerings of high-volume transaction processing services outside of our core business of providing online lottery transaction processing services. Services we currently offer include the processing of utility bill payments and other financial transactions.


                                 The Guarantors

          GTECH Corporation, a Delaware corporation, is the sole wholly-owned direct subsidiary of GTECH Holdings Corporation and our principal operating subsidiary. GTECH Corporation was founded in 1980. GTECH Holdings Corporation acquired GTECH Corporation in a leveraged buy-out in February 1990, in which members of then-senior management of GTECH participated. GTECH Corporation remains the sole direct subsidiary of GTECH Holdings Corporation.

          GTECH Rhode Island Corporation is a Rhode Island corporation and a wholly-owned subsidiary of GTECH Corporation that purchases GTECH Corporation's accounts receivable, holds intellectual property and licenses such intellectual property to GTECH Corporation and lends money to and manages the investments of GTECH Corporation and its subsidiaries.

          GTECH Latin America Corporation is a Delaware corporation and a wholly-owned subsidiary of GTECH Corporation that operates several lotteries in the Caribbean.

                                   -----------

          Our and the guarantors' principal executive offices are located at 55 Technology Way, West Greenwich, Rhode Island 02817, telephone number (401) 392-1000.

                                  The Offering




Issuer..................................    GTECH Holdings Corporation.


Debentures Offered......................    $175,000,000   aggregate   principal  amount  of  our  1 3/4%  Convertible
                                            Debentures due December 15, 2021.

Interest................................    We will pay  interest  on the  debentures  semiannually  on June 15 and
                                            December 15,  commencing  June 15,  2002.  The  debentures  will accrue interest  at an initial  rate of 1.75% per year,  which may be reset as
                                            described   below   under   "-Contingent    Interest"   under   certain
                                            circumstances.

Guarantees..............................    The  debentures  are fully and  unconditionally  guaranteed  on a joint and several  basis by GTECH  Corporation,  our sole direct  subsidiary,
                                            and  by  GTECH  Rhode  Island   Corporation  and  GTECH  Latin  America
                                            Corporation,  each of  which  is a  wholly-owned  subsidiary  of  GTECH
                                            Corporation.  We refer  to these  three  subsidiaries  collectively  as the  guarantors.  If,  for any  reason,  we do not make  payment of the principal  of,  interest  on or any other  amounts  required  under the debentures  or the  indenture  when  due,  whether  at  maturity,  upon redemption or by acceleration  or otherwise,  the guarantors will cause the payment to be made to or to the order of the trustee.

Maturity of Debentures..................    December 15, 2021.

Conversion Rights.......................    Holders  may  surrender  all  or a  portion  of  their  debentures  for conversion  into  shares of our  common  stock at any time prior to the close  of  business  on the  business  day  immediately  preceding  the maturity date under any of the following circumstances:

                                            o    if the sale price of our common
                                                 stock for a period of at least
                                                 20 trading days in the period
                                                 of 30 consecutive trading days
                                                 ending on the trading day
                                                 before the date of surrender
                                                 for conversion is more than
                                                 120% of the conversion price in
                                                 effect on that preceding
                                                 trading day;

                                            o    during any period in which the
                                                 credit rating assigned to the
                                                 debentures by Moody's Investors
                                                 Service, Inc. or Standard &
                                                 Poor's Rating Services is below
                                                 Ba1 or BB, respectively, or in
                                                 which the credit rating
                                                 assigned to the debentures is
                                                 suspended or withdrawn by
                                                 either rating agency;

                                            o    if the debentures have been called for redemption; or

                                            o    upon the occurrence of specified corporate transactions
                                                 described under "Description of Debentures--Conversion Rights"
                                                 beginning on page 15.


                                            The initial conversion rate is equal
                                            to 18.1818 shares of common stock
                                            per $1,000 principal amount of
                                            debentures. This represents an
                                            initial conversion price of
                                            approximately $55.00 per share of
                                            common stock. The initial conversion
                                            rate and price will be adjusted upon
                                            the occurrence of certain events
                                            specified in the indenture. Holders
                                            may only convert debentures with a
                                            principal amount of $1,000 or an
                                            integral multiple of $1,000. See
                                            "Description of
                                            Debentures--Conversion Rights"
                                            beginning on page 15.

Ranking of the Debentures and
the Guarantees..........................    The  debentures are unsecured and  unsubordinated  obligations of GTECH
                                            Holdings  Corporation  and rank equal in right of  payment  with all of its  existing and future  unsecured  and  unsubordinated  indebtedness.
                                            The  guarantees  are unsecured and  unsubordinated  obligations  of the respective  guarantors,  and rank equal in right of payment with all of
                                            such   guarantors'   respective   existing  and  future  unsecured  and
                                            unsubordinated indebtedness, except to the extent prescribed by law.

Contingent Interest.....................    We will reset the interest  rate  payable to the holders of  debentures during any  six-month  period  from  December 15  to  June 14  and from
                                            June 15 to December 14,  commencing with the six-month period beginning
                                            December 15, 2006,  if the average  market price of a debenture for the five  trading  days  ending  on  the  second  trading  day  immediately preceding  the beginning of the relevant  six-month  period equals 120%
                                            or  more  of the  initial  issue  price  of the  debentures  on the day immediately  preceding  the  relevant  six-month  period.  The interest rate  payable per  debenture  in respect of any such  six-month  period will be reset to a rate per year  equal to the  interest  rate  payable
                                            120 days prior to such reset date on 5-year U.S.  Treasury  Notes minus
                                            2.54%.  However,  in no event  will the  interest  rate be reset  below
                                            1.75% or above 2.50% per year.
United States Federal Income Tax
Considerations..........................    The indenture  requires each holder,  for United States  federal income tax  purposes,  to treat the  debentures  as  "contingent  payment debt instruments"  and to be  bound  by  our  application  of  the  Treasury
                                            regulations   that  govern   contingent   payment   debt   instruments,
                                            including our  determination  that the yield at which  interest will be deemed  to  accrue  for  federal  income  tax  purposes  will be 7.13%, compounded  semiannually,  which is the annual  yield we would pay,  as of the  initial  issue  date,  on a  fixed-rate,  non-convertible  debt security with no  contingent  payments,  but with terms and  conditions otherwise  comparable  to those of the  debentures.  Accordingly,  each holder  will be  required  to accrue  interest  on a constant  yield to maturity  basis  using  this  yield,  and thus will  recognize  taxable
                                            income  in  excess  of  cash   received   while  the   debentures   are
                                            outstanding.  In addition, a holder will recognize ordinary income upon a conversion of a debenture into our common stock equal to  the excess, if any, between the value of the common stock received on the conversion and the holder's adjusted tax basis.  However, the proper United States federal income tax treatment to a holder of a debenture is uncertain in various respects. If the agreed upon treatment were successfully challenged challenged by the Internal Revenue Service, it might be determined that, among other differences, a holder should have accrued interest income at a lower yield, should not have recognized income or gain upon the conver-
                                            sion, and should not have recognized ordinary income upon a taxable dispo-
                                            sition of its debentures. See "Certain United States Federal Income Tax
                                            Considerations" beginning on page 32.

                                            INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX TREATMENT
                                            OF THE DEBENTURES AND WHETHER A PURCHASE OF THE DEBENTURES IS ADVISABLE
                                            IN LIGHT OF THE AGREED UPON TAX TREATMENT AND THE INVESTOR'S PARTICULAR
                                            TAX SITUATION.

Sinking Fund............................    None.

Redemption of Debentures at the
Option of GTECH Holdings
Corporation.............................    We may redeem all or a portion of the  debentures  for cash at any time on or after  December 15, 2006, at a redemption  price equal to 100% of
                                            the  principal   amount  of  the  debentures,   together  with  accrued
                                            interest  up to,  but  not  including,  the  date  of  redemption.  See
                                            "Description  of  Debentures-Redemption  of Debentures at the Option of
                                            GTECH" beginning on page 20.
Purchase of the Debentures at the
Option of the Holder....................    Holders  may  require  us  to  purchase  all  or  a  portion  of  their debentures on December 15, 2004,  December 15, 2006,  December 15, 2011
                                            and  December  15,  2016  for a price  equal  to 100% of the  principal
                                            amount  of  the  debentures  being  redeemed,   together  with  accrued
                                            interest  up to,  but not  including,  the date of  redemption.  We may choose to pay the  purchase  price in cash,  shares of our common stock or a combination of both. See  "Description of  Debentures-Purchase  of
                                            Debentures at the Option of the Holder" beginning on page 20.

Change in Control.......................    Upon  a  change  in  control  of our  company  occurring  on or  before
                                            December 15, 2021,  each holder may require us to  repurchase  all or a portion of such holder's  debentures  for cash at a price equal to 100%
                                            of the principal  amount of the  debentures  being  redeemed,  together
                                            with  accrued   interest  up  to,  but  not  including,   the  date  of
                                            redemption.  See "Description of  Debentures-Change  in Control Permits
                                            Purchase  of   Debentures  by  GTECH  at  the  Option  of  the  Holder"
                                            beginning on page 23.

Use of Proceeds.........................    We  will  receive  no  proceeds   from  this   offering.   The  selling
                                            securityholders will receive the proceeds from this offering.

DTC Eligibility.........................    The   debentures   have  been  issued  in   book-entry   form  and  are
                                            represented  by  permanent   global   certificates   deposited  with  a
                                            custodian  for and  registered  in the name of a nominee  of DTC in New
                                            York, New York.  Beneficial  interests in any such  securities  will be shown  on,  and  transfers  will  be  effected  only  through,  records maintained  by DTC and its direct  and  indirect  participants  and any such  interest  may  not  be  exchanged  for  certificated  securities,
                                            except    in    limited    circumstances.     See    "Description    of
                                            Debentures-Book-Entry System" beginning on page 30.

Registration Rights.....................    We and the  guarantors  agreed,  for the benefit of holders,  to file a shelf  registration  statement  with the SEC  covering  resales  of the
                                            debentures   and  the  shares  of  our  common  stock   issuable   upon
                                            conversion  of  the   debentures.   We  have  filed  the   registration
                                            statement,   and  this  prospectus  is  a  part  of  that  registration statement.  We also  agreed to cause the shelf  registration  statement to become  effective  within 180 days after the latest date of original issuance and to keep the shelf registration  statement  effective for a period  of two years or, if  earlier,  until (i) the sale  pursuant  to the shelf  registration  statement of all the debentures and the shares of our common stock  issuable  upon  conversion  of the  debentures  or
                                            (ii)  the  expiration  of  the  holding   period   applicable  to  such
                                            securities held by  non-affiliates  of our company under Rule 144(k) of the Securities  Act, or any successor  provision.  See  "Description of
                                            Debentures-Registration Rights" beginning on page 29.

Trading.................................    The  debentures  issued in the initial  private  placement are eligible
                                            for  trading  in  the  PORTAL  system.   Debentures   sold  using  this
                                            prospectus,  however,  will no longer be  eligible  for  trading in the
                                            PORTAL system.

New York Stock Exchange
Symbol for our Common Stock.............    Our  common  stock is traded on the New York Stock  Exchange  under the symbol "GTK."

                                  RISK FACTORS

          Investing in the debentures involves risk. You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below and elsewhere in this prospectus are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occurs, our business, financial condition or results of operations could be materially adversely affected. In that case, the trading price of the debentures and our common stock could decline substantially.

                      Risk Factors Relating to Our Business

Government regulations and other actions affecting the online lottery industry could have a negative effect on our business.

          In the United States and in many international jurisdictions where we currently operate or seek to do business, online lotteries are not permitted unless expressly authorized by law. We may not be able to implement our growth strategy and our business could be materially adversely affected if jurisdictions that do not currently authorize lotteries do not approve online lotteries or if those jurisdictions that currently authorize lotteries do not continue to permit such activities.

          Once authorized, the ongoing operations of lotteries and lottery operators are typically subject to extensive and evolving regulation. Lottery authorities generally conduct an intensive investigation of the winning vendor and its employees prior to and after the award of a lottery contract. Lottery authorities with which we do business may require the removal of any of our employees deemed to be unsuitable and are generally empowered to disqualify us from receiving a lottery contract or operating a lottery system as a result of any such investigation. Some jurisdictions also require extensive personal and financial disclosure and background checks from persons and entities beneficially owning a specified percentage (typically 5% or more) of our securities. The failure of these beneficial owners to submit to such background checks and provide required disclosure could jeopardize the award of a lottery contract to GTECH or provide grounds for termination of an existing lottery contract. Additional restrictions are often imposed by international jurisdictions in which we market our lottery systems on foreign corporations, such as us, seeking to do business there.

          Further, there have been and may continue to be investigations of various types, including grand jury investigations, conducted by governmental authorities into possible improprieties and wrong-doing in connection with efforts to obtain and/or the awarding of lottery contracts and related matters. In light of the fact that such investigations frequently are conducted in secret, we may not necessarily know of the existence of an investigation which might involve us. Because our reputation for integrity is an important factor in our business dealings with lottery and other governmental agencies, a governmental allegation or a finding of improper conduct on our part or attributable to us in any manner could have a material adverse effect on our business, including our ability to retain existing contracts or to obtain new or renewal contracts. In addition, continuing adverse publicity resulting from these investigations and related matters could have a material adverse effect on our reputation and business. See Note F to our consolidated financial statements included in our annual report on Form 10-K incorporated by reference in this prospectus for further information concerning these matters and other contingencies.

          Finally, sales generated by online lottery games are dependent upon decisions made by lottery authorities with respect to the operation of these games over which we have no control, such as matters relating to the marketing and prize payout features of online lottery games. Because we are typically compensated in whole or in part based on a jurisdiction's gross online lottery sales, lower than anticipated sales due to these factors could have a material adverse effect on our revenues.

Our lottery operations are dependent upon our continued ability to retain and extend our existing contracts and win new contracts.

          We derive a significant portion of our revenues and cash flow from our portfolio of long-term facilities management contracts and operating contracts. Upon the expiration of a contract, lottery authorities may award new contracts through a competitive procurement process. In addition, our lottery contracts typically permit a lottery authority to terminate the contract at any time for failure to perform and other specified reasons, and many of our contracts permit the lottery authority to terminate the contract at will with limited notice and do not specify the compensation, if any, to which we would be entitled were such termination to occur.

          During fiscal year 2003, we expect that several of our significant lottery contracts will be the subject of competitive procurement procedures to select contractors to supply lottery goods and services upon the expiration of our current contracts. Among these is the National Lottery of Brazil, our largest contract, which accounted for approximately 12% of our consolidated revenues in fiscal 2001 (which ended in February 2001). Caixa Economica Federal, the operator of Brazil's national lottery, has indicated that upon the expiration of our current contract, it may choose to handle internally some non-lottery operations currently performed by us under our contract and, with regard to the remaining lottery operations, may seek to proceed with a competitive procurement process calculated to result in multiple vendors to administer the national lottery, which is presently administered solely by us. Other large contracts that will be subject to competitive procurement over the next 14 months include our California and Georgia lottery contracts.

          In addition, some of our lottery contracts permit the lottery authority to acquire title to our system-related equipment and software during the term of the contract or upon the expiration or earlier termination of the contract, in some cases without paying us any compensation related to the transfer of that equipment and software to the lottery authority.

          The termination of or failure to renew or extend one or more lottery contracts, the renewal or extension of one or more lottery contracts on materially altered terms or the loss of our assets without compensation could, depending upon the circumstances, have a material adverse effect on our business, financial condition, results and prospects.

Slow growth or declines in sales of online lottery goods and services could adversely affect our future revenues and profitability.

          In recent years, as the United States lottery industry has matured, we have experienced a downward trend in sales generated by certain of our United States lottery customers. Our future success will depend, in part, on the success of the lottery industry, as a whole, in attracting and retaining players in the face of increased competition for the consumers' entertainment dollar, as well as our own success in developing innovative products and systems to achieve this goal. Our future success also will depend, in part, on our ability to develop innovative products and services to permit us to successfully market transaction processing goods and services outside of the lottery industry. Our failure to achieve these goals could have a material adverse effect on our business, financial condition, results and prospects.

We have significant foreign currency exposure.

          Our consolidated financial results are significantly affected by foreign currency exchange rate fluctuations. Foreign currency exchange rate exposures arise from current transactions and anticipated transactions denominated in currencies other than United States dollars and from the translation of foreign currency balance sheet accounts into United States dollar balance sheet accounts. We are exposed to currency exchange rate fluctuations because a significant portion of our revenues is denominated in currencies other than the United States dollar. These exchange rate fluctuations have in the past adversely affected our operating results and may continue to adversely affect our results of operations and the value of our assets outside the United States.

We are subject to the economic, political and social instability risks of doing business in foreign jurisdictions.

          We are a global business and derive a substantial portion of our revenue from our operations outside the United States. In particular, in fiscal 2001, we derived approximately 44% of our revenues from our international operations and approximately 12% of our revenues from our Brazilian operations alone. In addition, a substantial portion of our assets are held outside of the United States. For example, at November 24, 2001, we had approximately $15.8 million of accounts receivable and net fixed assets associated with customers in Argentina. The recent economic instability in Argentina and any associated devaluation of the peso could have a material adverse effect not only on the value of our assets in that country but also on a customer's ability to pay us. We are also exposed to more general risks of international operations, including:

          o increased governmental regulation of the online lottery industry in the markets where we operate;

          o         exchange controls or other currency restrictions; and

          o         significant political instability.

The occurrence of any of these events in the markets where we operate could jeopardize or limit our ability to transact business in those markets in the manner we expect and could have a material adverse effect on our business, financial condition, results and prospects.

We have a concentrated customer base and the loss of any of these customers could harm our results.

          Revenue from our top ten customers accounted for approximately 55% of our total revenue for the fiscal year ended February 24, 2001. If we were to lose any of these larger customers, or if these larger customers experience slow lottery ticket sales and consequently reduced lottery revenue, our business, financial condition, results and prospects could suffer.

Our quarterly operating results may fluctuate significantly.

          We have experienced and may continue to experience significant fluctuations in our operating results from quarter to quarter due to such factors as the amount and timing of product sales, the occurrence of large jackpots in lotteries (which increase the amount wagered and our revenue) and expenses incurred in connection with lottery start-ups. Fluctuations in our operating results from quarter to quarter may cause our operating results to be below the expectations of securities analysts and investors. If this occurs, the trading price of our common stock and, consequently, the value of the debentures could fluctuate significantly.

We operate in a highly competitive environment.

          The online lottery industry is becoming increasingly competitive in the United States and internationally, which could adversely affect our ability to win renewals of contracts from our existing customers or to win contract awards from other lottery authorities. In addition, awards of contracts to us are, from time to time, challenged by our competitors. Increased competition also may have a material adverse effect on the profitability of contracts which we do obtain.

We are subject to substantial penalties for failure to perform under our lottery contracts.

          Our lottery contracts typically permit termination of the contract at any time for failure of GTECH to perform and for other specified reasons and generally contain demanding implementation and performance schedules. Failure to perform under these contracts may result in substantial monetary liquidated damages, as well as contract termination. These provisions in our lottery contracts present an ongoing potential for substantial expense.

          Lottery contracts also generally require us to post a performance bond, which in some cases may be substantial, to secure our performance under such contracts. We paid or incurred liquidated damages with respect to our contracts equaling 0.47%, 0.56%, 0.35%, 0.21% and 0.25% of our annual revenues in fiscal 2001, 2000, 1999, 1998 and 1997, respectively. If we incur substantial liquidated damages in the future, it could significantly reduce the amount of funds that we have available for other uses in our business and may delay or prevent us from pursuing and achieving our growth strategy, which could have a material adverse effect on our business, financial condition, results and prospects.

We may not be able to respond to technological changes or to satisfy future technology demands of our customers.

          Most of our software and hardware products are based on proprietary technologies. If we fail to develop our product and service offerings to take advantage of technological developments, we may fall behind our competitors and our business, financial condition, results and prospects could suffer. In addition, if our customers require technology solutions based on open systems and we cannot successfully transition our proprietary technologies to support open system solutions, we may lose those customers' contracts and our business, financial condition, results and prospects may suffer.

Expansion of the gaming industry faces opposition.

          Gaming opponents continue to persist in efforts to curtail the expansion of legalized gaming. We can give you no assurance that this opposition will not succeed in preventing the legalization of online gaming in jurisdictions where these activities are presently prohibited or prohibiting or limiting the expansion of online gaming where it is currently permitted, in either case to the detriment of our business, financial condition, results and prospects.

We rely on our senior executives and key employees.

          Our business prospects and future success depend, in part, upon our ability to attract and to retain qualified managerial, marketing and technical employees. Competition for such employees is sometimes intense, and we may not succeed in hiring and retaining the executives and other employees that we need. Our loss of or inability to hire key employees could have a material adverse effect on our business, financial condition, results and prospects.

We may be subject to adverse determinations in pending legal proceedings.

          At present we are party to a securities class action lawsuit filed against us and some of our current and former officers and directors and to other legal proceedings which are described more fully in the SEC filings incorporated by reference in this prospectus. We may not prevail in any of those legal proceedings. If we are not successful in defending these legal proceedings, we could incur substantial monetary judgments or penalties or damage to our reputation, and whether or not we are successful, the proceedings may occupy the time and attention of our senior management.

                     Risk Factors Relating to the Debentures

You should consider the United States federal income tax consequences of owning the debentures.

          We and each holder have agreed in the indenture to treat the debentures as "contingent payment debt instruments" and to be bound by our application of the Treasury regulations that govern contingent payment debt instruments. Pursuant to this agreement, a holder will be required to accrue interest on a constant yield to maturity basis using the annual yield we would pay, as of the initial issue date, on a fixed-rate, non-convertible debt security with no contingent payments, but with terms and conditions otherwise comparable to those of the debentures (which yield has been determined to be equal to 7.13%, compounded semiannually). Accordingly, a holder will recognize taxable income in excess of the amount of cash received while the debentures are outstanding. In addition, upon a sale, exchange, conversion or redemption of the debentures at a gain, a holder will recognize ordinary income. See "Certain United States Federal Income Tax Consequences" beginning on page 32.


An active trading market for the debentures may not develop.

          There is currently no public market for the debentures. We do not plan to list the debentures on any securities exchange or to include them in any automated quotation system. We cannot assure you that an active trading market for the debentures will develop or as to the liquidity or sustainability of any such market, the ability of holders to sell their debentures or the price at which holders of the debentures will be able to sell their debentures. Future trading prices of the debentures will depend on many factors, including, among other things, prevailing interest rates, our operating results, the price of our common stock and the market for similar securities.

We may not be able to raise the funds necessary to finance a change in control purchase or a purchase at the option of the holder.

          On December 15, 2004, December 15, 2006, December 15, 2011 and December 15, 2016 and upon the occurrence of specific kinds of change in control events occurring on or before December 15, 2021, holders of debentures may require us to purchase their debentures. However, it is possible that we would not have sufficient funds at that time to make the required purchase of debentures. In that event, holders would not be able to sell their debentures to us for cash. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a change in control under the indenture. See "Description of Debentures--Purchase of Debentures at the Option of the Holder" beginning on page 20 and "--Change in Control Permits Purchase of Debentures by GTECH at the Option of the Holder" beginning on page 23.


                                 USE OF PROCEEDS

          The selling securityholders will receive all of the proceeds from the sale of the securities offered by this prospectus. Neither GTECH Holdings
Corporation nor any of its subsidiaries will receive any of the proceeds from the sale of the securities offered by this prospectus.

                         PRO FORMA FINANCIAL INFORMATION

          We used a portion of the proceeds of our initial issuance of the debentures on December 18, 2001 to repurchase $165 million in existing indebtedness. Had the debentures been issued, and had the application of a portion of the net proceeds from that issuance been used to repurchase $165 million of existing indebtedness, in each case on the first day of the fiscal year ended February 24, 2001 and the nine months ended November 24, 2001, interest expense, net income and diluted earnings per share would have been $17.4 million, $49.2 million and $1.42, respectively, for the fiscal year ended February 24, 2001 and $11.2 million, $61.9 million and $2.04, respectively, for the nine months ended November 24, 2001. These pro forma amounts exclude the effects of any applicable premiums, fees or expenses payable in connection with the repurchase of the existing indebtedness. These pro forma amounts do not purport to represent what our consolidated results of operations would have been if these transactions had occurred as of the dates indicated or what our results will be for future periods.

          Had the debentures been issued, and had the application of a portion of the net proceeds from that issuance been used to repurchase $165 million of existing indebtedness, in each case on November 24, 2001, cash and cash equivalents would have decreased by $6.3 million from $11.4 million to $5.1 million, other assets would have increased by $2.7 million from $92.9 million to $95.6 million, accrued expenses would have decreased by $0.3 million from $69.5 million to $69.2 million, income taxes payable would have decreased by $2.8 million from $66.0 million to $63.2 million, the current portion of long term debt would have decreased by $0.8 million from $3.6 million to $2.8 million, long-term debt, less current portion, would have increased by $5.0 million from $325.9 million to $330.9 million, and retained earnings would have decreased by $4.7 million from $534.6 million to $529.9 million. These pro forma amounts do not give effect to any repurchase of our common stock that we have made since November 24, 2001 or that we may make in the future under our share repurchase programs.

                       RATIO OF EARNINGS TO FIXED CHARGES

          The following table sets forth the ratio of earnings to fixed charges of GTECH Holdings Corporation for the nine months ended November 24, 2001 and the fiscal years ended February 24, 2001, February 26, 2000, February 27, 1999, February 28, 1998 and February 22, 1997:


                                                 Fiscal Years Ended
                        _____________________________________________________________________________________

Nine months ended
November 24, 2001         February 24, 2001     February 26, 2000     February 27, 1999    February 28, 1998      February 22, 1997
----------------          -----------------     -----------------     -----------------    -----------------      -----------------
        4.80x                  3.12x            5.49x                       5.06x                  1.79x                4.70x

For these ratios, we calculated earnings by adding the following:

          o         earnings before income taxes;

          o         amortization of capitalized interest; and

          o         fixed charges excluding capitalized interest.

For this purpose, we calculated fixed charges by adding the following:

          o interest expense, including amortization of debt issuance cost and interest relating to capital leases;

          o         an estimate of interest included in rental expense; and

          o         capitalized interest.

          Taking into account the application of the proceeds of the original issuance of the debentures on December 18, 2001 to repurchase certain of our outstanding debt, the ratio of earnings to fixed charges would have been 3.92x for the fiscal year ended February 24, 2001 and 6.42x for the nine months ended November 24, 2001 if the offering had been consummated at the beginning of those periods. These pro forma amounts exclude the effects of any applicable premiums, fees or expenses payable in connection with the repurchase of existing indebtedness with those proceeds. The pro forma amounts do not purport to represent what our consolidated results of operations actually would have been if these transactions had occurred as of the dates indicated or what our results will be for future periods.

                            DESCRIPTION OF DEBENTURES

          We issued the debentures under an indenture dated as of December 18, 2001, among GTECH Holdings Corporation, as issuer, the guarantors and The Bank of New York, as trustee. The following summarizes the material provisions of the debentures, the indenture and the registration rights agreement relating to the debentures. The following summary does not purport to be complete and is subject to, and qualified by reference to, all of the provisions of the indenture and the registration rights agreement. We urge you to read the indenture and the registration rights agreement because they, and not this description, define your rights as a holder of the debentures. A copy of the form of indenture, the form of certificate evidencing the debentures and the registration rights agreement is available to you upon your request.

          As used in this description, the words "GTECH," "we," "us" or "our" refer to GTECH Holdings Corporation and do not include any of its current or future subsidiaries.

General

          The debentures are limited to $175,000,000 aggregate principal amount. The debentures were issued on December 18, 2001. The debentures will mature on December 15, 2021. The debentures will be payable at the office of the paying agent, which initially will be an office or agency of the trustee, or an office or agency maintained by us for such purpose, in the Borough of Manhattan, The City of New York. The debentures are issued in denominations of $1,000 and integral multiples thereof. The debentures are convertible into our common stock as described below under "--Conversion Rights" beginning on page 15.

          Interest on the debentures accrues at the initial rate of 1.75% per year and may be reset in certain circumstances as described below under "-Contingent Interest" beginning on page 13. We will pay interest semiannually in arrears on June 15 and December 15, commencing on June 15, 2002, to holders of record on the immediately preceding June 1 and December 1. Interest on the debentures accrues from the most recent date to which interest has been paid or provided for or, if no interest has been paid or provided for, from the date of original issuance. We will calculate interest on the basis of a 360-day year composed of twelve 30-day months.

          Interest will cease to accrue on a debenture upon its maturity, conversion, purchase by us at the option of a holder or redemption. We may not reissue a debenture that has matured or been converted, purchased by us at the option of a holder, redeemed or otherwise cancelled, except for registration of transfer, exchange or replacement of such debenture.

          Holders may present debentures for conversion at the office of the conversion agent and may present debentures for registration of transfer at the office of the trustee.

          The indenture requires each holder, for United States federal income tax purposes, among other things, to treat the debentures as "contingent payment debt instruments" and to be bound by our application of the Treasury regulations that govern contingent payment debt instruments, including our determination that the yield at which interest will be deemed to accrue for federal income tax purposes will be 7.13%, compounded semiannually, which is the annual yield we would pay, as of the initial issue date, on a fixed-rate, non-convertible debt security with no contingent payments, but with terms and conditions otherwise comparable to those of the debentures. Accordingly, each holder will be required to accrue interest on a constant yield to maturity basis using this yield, and thus will recognize taxable income in excess of cash received while the debentures are outstanding. In addition, a holder will recognize ordinary income upon a conversion of a debenture into our common stock equal to the excess, if any, between the value of the common stock received on the conversion and the holder's adjusted tax basis. However, the proper United States federal income tax treatment of a holder of a debenture is uncertain in various respects. If the agreed upon treatment were successfully challenged by the Internal Revenue Service, it might be determined that, among other differences, a holder should have accrued interest income at a lower yield, should not have recognized income or gain upon the conversion, and should not have recognized ordinary income upon a taxable disposition of its debentures.

          INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX TREATMENT OF THE DEBENTURES AND WHETHER A PURCHASE OF THE DEBENTURES IS
ADVISABLE IN LIGHT OF THE AGREED UPON TAX TREATMENT AND EACH INVESTOR'S PARTICULAR TAX SITUATION.

Contingent Interest

          We will reset the interest rate payable to the holders of debentures during any six-month period from December 15 to June 14 and from June 15 to December 14, commencing with the six-month period beginning December 15, 2006, if the average of the debenture price (as defined below) for the five trading days ending on the second trading day immediately preceding the relevant six-month period equals 120% or more of the initial issue price of that debenture. We will pay contingent interest in cash at the same times and in the same manner as we will pay interest described above under "-General."

          The interest rate payable per debenture in respect of any such six-month period will be reset to a rate per year equal to the interest rate payable 120 days prior to that reset date on 5-year U.S. Treasury Notes minus 2.54%. However, in no event will the interest rate be reset below 1.75% or above 2.50% per year.

          For U.S. federal income tax purposes, interest will continue to accrue at the comparable yield, which we will report as 7.13% under the contingent debt payment regulations, subject to adjustment for actual payments of interest and contingent interest. See "Certain United States Federal Income Tax Consequences-United States Holders-Accrual of Interest on the Debentures" beginning on page 34.

          The "debenture price" on any date of determination means the average of the secondary market bid quotations per debenture obtained by the bid
solicitation   agent  for  $10  million   principal   amount  of  debentures  at
approximately 4:00 p.m., New York City time, on that determination date from three unaffiliated securities dealers we select. However, if:

          o at least three such bids are not obtained by the bid solicitation agent, or

          o in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the debentures,

then the debenture price will equal the average of the secondary market quotations per debenture obtained by the bid solicitation agent at such time from at least two unaffiliated securities dealers selected by us.

          The bid solicitation agent will initially be the trustee. We may change the bid solicitation agent, but the bid solicitation agent will not be our affiliate. The bid solicitation agent will solicit bids from securities dealers that we believe to be willing to bid for the debentures.

          Upon determination that holders will be entitled to receive contingent interest which may become payable during a relevant six-month period, on or prior to the start of such six-month period, we will issue a press release and publish this information on our website or through such other similar public medium, if any, as we may use at that time.

Ranking of the Debentures and the Guarantees

          The debentures are unsecured and unsubordinated obligations of GTECH Holdings Corporation and rank equal in right of payment with all of its existing and future unsecured and unsubordinated indebtedness. The guarantees are unsecured and unsubordinated obligations of GTECH Corporation, GTECH Rhode Island Corporation and GTECH Latin America Corporation, respectively, and rank equal in right of payment with all of such guarantors' respective existing and future unsecured and unsubordinated indebtedness, except to the extent prescribed by law.

Guarantees

          The debentures are fully and unconditionally guaranteed by the guarantors. If, for any reason, we do not make payment of the principal of, interest or any other amounts required under the debentures or the indenture when due, whether at maturity, upon redemption or by acceleration or otherwise, the guarantors will cause the payment to be made to or to the order of the trustee. The holder of a debenture will be entitled to payment under the guarantees without taking any action whatsoever against GTECH Holdings Corporation. See "Summary-The Guarantors" beginning on page 1.

          If our revolving credit facility is guaranteed in the future by additional subsidiary guarantors, GTECH Holdings Corporation has agreed in the indenture to cause those subsidiaries to also guarantee the debentures.

Conversion Rights

General

          You may convert any outstanding debentures (or portions of outstanding debentures) into our common stock, initially at the conversion price of approximately $55.00 per share (equal to a conversion rate of 18.1818 shares per $1,000 principal amount of debentures) under the circumstances summarized below. The conversion price is, however, subject to adjustment as described below. We will not issue fractional shares of common stock upon conversion of debentures. Instead, we will make a cash payment in lieu of any fractional shares based upon the sale price of our common stock on the trading day immediately preceding the conversion date. You may convert debentures only in denominations of $1,000 and whole multiples of $1,000.

          Holders may surrender debentures for conversion into our common stock prior to the stated maturity only under the following circumstances:

          o if the sale price of our common stock for at least 20 trading days in the 30 consecutive trading-day period ending on the trading day before the date of surrender for conversion is more than 120% of the conversion price in effect on that preceding trading day;

          o         during any period in which:

                    o the credit rating assigned to the debentures by Moody's or Standard & Poor's is lower than Ba1 or BB, respectively; or

                    o the credit rating assigned to the debentures is suspended or withdrawn by either rating agency;

          o         if we have called the debentures for redemption; or

          o upon the occurrence of the corporate transactions summarized below.

          If you have exercised your right to require us to repurchase your debentures as described under "-Purchase of Debentures at the Option of the Holder" beginning on page 20, you may convert your debentures into our common stock only if you withdraw your notice of exercise and convert your debentures prior to the close of business on the business day immediately preceding the applicable repurchase date.

 Conversion upon Satisfaction of Market Price Conditions

          A holder may surrender debentures for conversion into shares of our common stock on any business day if the sale price of our common stock for at least 20 trading days in a period of 30 consecutive trading days ending on and including the trading day before the day of surrender for conversion exceeds 120% of the conversion price in effect on that preceding trading day.

         The "sale price" of our common stock on any date means:

          o the closing sale price (or, if no closing sale price is reported, the last reported sale price) of our common stock (regular way) on the New York Stock Exchange on that date;

          o if our common stock is not listed on the New York Stock Exchange on that date, the closing sale price as reported in the composite transactions for the principal U.S. securities exchange on which our common stock is listed; or

          o if our common stock is not so listed on a U.S. national or regional securities exchange, the closing sale price as reported by the Nasdaq National Market or otherwise as provided in the indenture.

          A "business day" is any weekday that is not a day on which banking institutions in The City of New York are authorized or obligated to close. A "trading day" is any day on which the securities exchange or quotation system which is used to determine the sale price of the applicable security is open for trading or quotation.

 Conversion upon Credit Rating Event

         A holder may convert any of its debentures during any period in which:

          o the credit ratings assigned to the debentures by Moody's or Standard & Poor's is lower than Ba1 or BB, respectively; or

          o the credit rating assigned to the debentures is suspended or withdrawn by either rating agency.

 Conversion upon Notice of Redemption

          A holder may surrender for conversion any debentures we call for redemption at any time prior to the close of business on the day that is two business days prior to the redemption date, even if the debentures are not otherwise convertible at that time. If a holder already has delivered a purchase notice, as described below under "-Purchase of Debentures at the Option of the Holder " beginning on page 20, or a change of control purchase notice, as described below under "-Change in Control Permits Purchase of Debentures by GTECH at the Option of the Holder" beginning on page 23, with respect to a debenture, however, the holder may not surrender that debenture for conversion until the holder has withdrawn the notice in accordance with the indenture.

 Conversion upon Specified Corporate Transactions

         If:

          o we elect to distribute to all holders of our common stock certain rights entitling them to purchase, for a period expiring within 60 days after the record date for the distribution, common stock at less than the sale price of the common stock on the trading day preceding the announcement of such distribution;

          o we elect to distribute to all holders of our common stock cash or other assets, debt securities or certain rights to purchase our securities, which distribution has a per share value exceeding 10% of the sale price of the common stock on the trading day preceding the declaration date for the distribution; or

          o a change of control as described under "-Change in Control Permits Purchase of Debentures by GTECH at the Option of the Holder" beginning on page 23 occurs, but holders of debentures do not have the right to require us to repurchase their debentures as a result of such change of control because either (1) the sale price of our common stock for a specified period prior to such change in control exceeds a specified level or (2) because the consideration received in such change in control consists of capital stock that is freely tradeable and the debentures become convertible into that capital stock (each as more fully described under "-Change in Control Permits Purchase of Debentures by GTECH at the Option of the Holder" beginning on page 23), then we must notify the holders of debentures at least 20 days prior to the ex-dividend date for the distribution or within 30 days after the occurrence of the change in control, as the case may be. Once we have given that notice, holders may convert their debentures at any time until either (a) the earlier of close of business on the business day prior to the ex-dividend date and our announcement that the distribution will not take place, in the case of a distribution, or (b) within 30 days after the change in control notice, in the case of a change in control. In the case of a distribution, no adjustment to the ability of a holder of debentures to convert will be made if the holder participates or will participate in the distribution without conversion.

          In addition, if we are party to a consolidation, merger, binding share exchange or transfer or lease of all or substantially all of our assets pursuant to which our common stock will be converted into, or into the right to receive, cash, securities or other property, a holder may convert debentures at any time from and after the date which is 15 days prior to the anticipated effective date of the transaction until 15 days after the effective date of the transaction. If we are a party to a consolidation, merger, binding share exchange or transfer or lease of all or substantially all of our assets pursuant to which our common stock is converted into, or into the right to receive, cash, securities or other property, then at the effective time of the transaction, this right to convert a debenture into our common stock will be changed into a right to convert it into, or into the right to receive, as applicable, the kind and amount of cash, securities or other property which the holder would have received if the holder had converted such debenture immediately prior to the transaction. If the transaction also constitutes a "change in control," as defined below, the holder can require us to repurchase all or a portion of its debentures as described under "-Change in Control Permits Purchase of Debentures by GTECH at the Option of the Holder" beginning on page 23.

 Conversion Procedures

          Except as provided below, if you convert debentures into our common stock on any day other than an interest payment date, you will not receive any interest that has accrued but not been paid on the debentures. By delivering to the holder the number of shares issuable upon conversion, determined by dividing the principal amount of the debentures being converted by the conversion price, together with any cash payment in lieu of fractional shares, we will satisfy our obligation to pay the principal and accrued but unpaid interest on the debentures through the conversion date. As a result, accrued but unpaid interest will be deemed to be paid in full rather than canceled, extinguished or forfeited. If you convert after a record date for an interest payment but prior to the corresponding interest payment date, you will receive interest accrued and paid on such debentures on the interest payment date, notwithstanding the conversion of such debentures prior to such interest payment date, because you will have been the holder of record of such debentures on the corresponding record date. However, at the time of surrender of such debentures for conversion, you must pay us an amount equal to the interest payable on the debentures being converted on the interest payment date. The preceding sentence does not apply, however, to a holder that converts, after a record date for an interest payment date but prior to the corresponding interest payment date, debentures that we call for redemption prior to such conversion on a redemption date that is on or prior to such interest payment date.

          You will not be required to pay any taxes or duties relating to the issuance or delivery of our common stock if you exercise your conversion rights, but you will be required to pay any tax or duty which may be payable relating to any transfer involved in the issuance or delivery of the common stock in a name other than your own. Certificates representing shares of common stock will be issued or delivered only after all applicable taxes and duties, if any, payable by you have been paid.

          To convert interests in a global debenture, you must deliver to DTC the appropriate instruction form for conversion pursuant to DTC's conversion program. To convert a definitive debenture, a holder must:

          o complete the conversion notice on the back of the debenture (or a facsimile thereof);

          o deliver the completed conversion notice and the debenture to be converted to the specified office of the conversion agent;

          o pay all funds required, if any, relating to interest on the debentures to be converted to which you are not entitled, as described in the second preceding paragraph; and

          o pay all taxes or duties, if any, as described in the preceding paragraph.

The conversion date will be the date on which all of the foregoing requirements have been satisfied. The debentures will be deemed to have been converted immediately prior to the close of business on the conversion date. A certificate for the number of shares of common stock into which the debentures are converted (and cash in lieu of any fractional shares) will be delivered as soon as practicable on or after the conversion date.

 Conversion Price Adjustments

          We will adjust the initial conversion price for certain events, including:

          o issuances of our common stock as a dividend or distribution on our common stock;

          o         certain subdivisions and combinations of our common stock;

          o issuances to all holders of our common stock of certain rights or warrants to purchase our common stock (or securities convertible into our common stock) at less than (or having a conversion price per share less than) the then-current sale price of our common stock;

          o distributions to all holders of our common stock of shares of our capital stock (other than our common stock), evidences of our indebtedness or assets, including securities, but excluding:

                    o the rights and warrants referred to in the third bullet point above,

                    o  any  dividends  and   distributions  in  connection
                    with a reclassification,     change,     consolidation,
                    merger, combination, sale or conveyance resulting in a change in the conversion consideration pursuant to the third paragraph of this subsection "-Conversion Price Adjustments," or

                    o  any dividends or distributions paid exclusively in cash;

          o certain distributions consisting exclusively of cash to all holders of our common stock to the extent that such distributions, combined together with:

                    o all other such all-cash distributions made within the preceding 12 months for which no adjustment has been made, plus

                    o any cash and the fair market value of any other consideration paid in any other tender offer by us or any of our subsidiaries for our common stock expiring within the preceding 12 months for which no adjustment has been made, exceed 10% of our market capitalization on the record date for such distribution (market capitalization meaning the product of the then current market price (as defined in the indenture) of our common stock times the number of shares of our common stock then outstanding); and

          o purchases of our common stock pursuant to a tender offer made by us or any of our subsidiaries to the extent that the same involves an aggregate consideration that, together with:

          o any cash and the fair market value of any other consideration paid in any other tender offer by us or any of our subsidiaries for our common stock expiring within the 12 months preceding such tender offer for which no adjustment has been made, plus

          o the aggregate amount of any all-cash distributions referred to in the preceding bullet point to all holders of our common stock within 12 months preceding the expiration of tender offer for which no adjustments have been made, exceed 10% of our market capitalization on the expiration of such tender offer.

          We will not make an adjustment in the conversion price unless such adjustment would require a change of at least 1% in the conversion price then in effect at such time. We will carry forward and take into account in any subsequent adjustment any adjustment that would otherwise be required to be made. Except as stated above, we will not adjust the conversion price for the issuance of our common stock or any securities convertible into or exchangeable for our common stock or carrying the right to purchase any of the foregoing.

         If we:

          o reclassify or change our common stock (other than changes resulting from a subdivision or combination); or

          o consolidate or combine with or merge into any person or sell or convey to another person all or substantially all of our property and assets,

and the holders of our common stock receive cash, securities or other property with respect to or in exchange for their common stock, the holders of the debentures may convert the debentures into the consideration they would have received if they had converted their debentures immediately prior to such reclassification, change, consolidation, combination, merger, sale or conveyance (subject to the other conditions to conversion described herein). We may not become a party to any such transaction unless its terms are consistent with the foregoing.

          In the event that we distribute shares of capital stock of a subsidiary of ours, the conversion rate will be adjusted, if at all, based on the market value of the subsidiary stock so distributed relative to the market value of our common stock, in each case over a measurement period following the distribution.

          In the event we elect to make a distribution described in the third or fourth bullet points of the first paragraph of this subsection " -Conversion Price Adjustments," which, in the case of the fourth bullet, has a per share value equal to more than 10% of the sale price of our shares of common stock on the day preceding the declaration date for the distribution, then, if the distribution would also trigger a conversion right under "-Conversion upon Specified Corporate Transactions" beginning on page 16, or if the debentures are otherwise convertible, we will be required to give notice to the holders of debentures at least 20 days prior to the ex-dividend date for the distribution and, upon the giving of notice, the debentures may be surrendered for conversion at any time until the close of business on the business day prior to the ex-dividend date or until we announce that the distribution will not take place. No adjustment to the conversion price or the ability of a holder of a debenture to convert will be made if the holder will otherwise participate in the distribution without conversion or in certain other cases.

          If a taxable distribution to holders of our common stock or other transaction occurs which results in any adjustment of the conversion price, you may, in certain circumstances, be deemed to have received a distribution subject to U.S. income tax as a dividend. In certain other circumstances, the absence of an adjustment may result in a taxable dividend to the holders of our common stock. See "Certain United States Federal Income Tax Considerations" beginning on page 32.

          We may from time to time, to the extent permitted by law, reduce the conversion price of the debentures by any amount for any period of at least 20 days. In that case, we will give at least 15 days' notice of such decrease. We may make such reductions in the conversion price, in addition to those set forth above, as our board of directors deems advisable to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of stock, or rights to acquire stock, or from any event treated as such for income tax purposes.

Redemption of Debentures at the Option of GTECH

          No sinking fund is provided for the debentures. Prior to December 15, 2006, we cannot redeem the debentures at our option. Beginning on December 15, 2006, we may redeem the debentures, in whole at any time, or in part from time to time, for cash, at a redemption price equal to 100% of the principal amount of the debentures plus accrued interest up to, but not including, the date of redemption and additional interest, if any, as described under "-Registration Rights" beginning on page 29. We will give not less than 15 days' nor more than 60 days' notice of redemption by mail to holders of debentures.

          If the redemption date is on or after an interest record date but on or prior to the related interest payment date, interest will be paid to the record holder on the relevant record date.

          If we redeem less than all of the outstanding debentures, the trustee shall select the debentures to be redeemed on a pro rata basis in principal amounts of $1,000 or integral multiples of $1,000. If a portion of a holder's debentures is selected for partial redemption and the holder converts a portion of the debentures, the converted portion shall be deemed to be the portion selected for redemption.

Purchase of Debentures at the Option of the Holder

          On December 15, 2004, December 15, 2006, December 15, 2011 and December 15, 2016, each holder may require us to purchase any outstanding debenture for which that holder has properly delivered and not withdrawn a written purchase notice, subject to certain additional conditions.

          We will purchase each outstanding debenture for which that holder has properly delivered and not withdrawn a written purchase notice at a purchase price equal to 100% of the principal amount of such debenture, together with accrued and unpaid interest up to but not including the redemption date and additional interest, if any. If the purchase date is on or after an interest record date but on or prior to the related interest payment date, interest will be paid to the record holder on the relevant record date.

          We may choose to pay the purchase price in cash, shares of our common stock or a combination of both. For a discussion of the tax treatment of a holder receiving cash, shares of common stock or any combination of cash and shares of common stock, see "Certain United States Federal Income Tax Consequences-United States Holders-Sale, Exchange, Conversion or Redemption" beginning on page 35.

 Required Notices and Procedure

          On a date not less than 20 business days prior to each purchase date, we will be required to give notice to all holders at their addresses shown in the register of the registrar, and to beneficial owners as required by applicable law, stating, among other things:

          o the procedures that holders must follow to require us to purchase their debentures;

          o whether we will pay the purchase price of debentures in cash, shares of our common stock or a combination of cash and shares of our common stock, specifying the percentages of each; and

          o if we elect to pay in shares of common stock, in whole or in part, the method of calculating the market price of our common stock.

          The purchase notice given by each holder electing to require us to purchase debentures must be given so as to be received by the paying agent no later than the close of business on the fifth business day prior to the purchase date and must state:

          o the certificate numbers of the holder's debentures to be delivered for purchase;

          o         the   aggregate   principal   amount  of  debentures  to  be
                    purchased;

          o that the debentures are to be purchased by us pursuant to the applicable provisions of the debentures; and

          o if we elect, pursuant to the notice we are required to give, to pay any or all of the purchase price in shares of our common stock, but instead must pay the purchase price entirely in cash because one or more of the conditions to payment of any or all of the purchase price in shares of our common stock (described below in "-Purchase of Debentures at the Option of the Holder-Election to Pay Purchase Price in Shares of Our Common Stock" beginning on page 22) is not satisfied prior to the close of business on the purchase date, whether such holder elects:

                    (1) to withdraw the purchase notice as to some or all of the debentures to which it relates, stating the aggregate principal amount and certificate numbers of the debentures as to which such withdrawal shall relate; or

                    (2) to receive cash in that event in respect of the entire purchase price for all debentures or portions of debentures subject to that purchase notice.

          If the holder fails to indicate in the purchase notice and in any written notice of withdrawal a choice with respect to the election described in the final bullet point above, the holder will be deemed to have elected to receive cash in respect of the entire purchase price for all debentures subject to the purchase notice in these circumstances.

          A holder may withdraw any purchase notice by delivering a written notice of withdrawal to the paying agent prior to the close of business on the business day prior to the purchase date. The notice of withdrawal shall state:

          o         the certificate numbers of the debentures being withdrawn;

          o the aggregate principal amount of the debentures being withdrawn; and

          o the aggregate principal amount, if any, of the debentures that remain subject to the purchase notice.

         In connection with any purchase offer, we will:

          o comply in all material respects with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then apply; and

          o file Schedule TO or any other required schedule under the Exchange Act.

          Our obligation to pay the purchase price for a debenture as to which a purchase notice has been delivered and not validly withdrawn is conditioned upon the holder delivering the debenture, together with necessary endorsements, to the paying agent at any time after delivery of the purchase notice. We will cause the purchase price for the debenture to be paid promptly following the later of the purchase date or the time of delivery of the debenture.

          If the paying agent holds money or securities sufficient to pay the purchase price of the debenture on the business day following the purchase date in accordance with the terms of the indenture, then, immediately after the purchase date, the debenture will cease to be outstanding and interest on such debenture will cease to accrue, whether or not the debenture is delivered to the paying agent. After the debenture ceases to be outstanding, all other rights of the holder shall terminate, other than the right to receive the purchase price upon delivery of the debenture.

          We may not purchase any debentures at the option of holders if an event of default with respect to the debentures, other than a default in the payment of the purchase price with respect to those debentures, has occurred and is continuing.

 Election to Pay Purchase Price in Shares of Our Common Stock

          If we elect to pay the purchase price in shares of our common stock, the number of shares of common stock to be delivered will equal the quotient of:

          o the portion of the purchase price to be paid in shares of our common stock, divided by

          o         95% of the market price of the common stock.

          If we elect to deliver shares of our common stock in payment of any or all of the purchase price, a holder of a debenture otherwise entitled to a fractional share will receive cash equal to the then-current value of the fractional share.

          The "market price" of our common stock means the average of the sale prices of the common stock for the five trading day period ending on the third business day prior to the applicable purchase date. If the third business day prior to the applicable purchase date is not a trading day, the five trading day period will end on the last trading day prior to such third business day. The market price will be appropriately adjusted to take into account the occurrence, during the period commencing on the first of such trading days during such five trading day period and ending on such purchase date, of certain events that would result in an adjustment of the conversion rate with respect to our common stock.

          Because the market price of our common stock is determined prior to the applicable purchase date, holders of the debentures bear the market risk with respect to the value of the common stock to be received from the date such market price is determined to the purchase date. We may pay the purchase price or any portion of the purchase price in shares of our common stock only if the information necessary to calculate the market price is published in a daily newspaper of national circulation.

          Our right to purchase debentures, in whole or in part, with shares of our common stock is also subject to satisfaction of various additional conditions, including:

          o the registration of the common stock under the Securities Act and the Exchange Act, if required; and

          o any necessary qualification or registration under applicable state securities law or the availability of an exemption from such qualification and registration.

          If these conditions are not satisfied with respect to a holder prior to the close of business on the purchase date, we will pay the purchase price for the holder's debentures entirely in cash. Once we have given the required notice to the holders of debentures describing the consideration we will pay for the debentures, we may not change the form, components or percentages of components of that consideration, except as described in the first sentence of this paragraph.

Change in Control Permits Purchase of Debentures by GTECH at the Option of the Holder

          In the event of a "change in control," as defined below in this section, occurring on or prior to December 15, 2021, each holder will have the right, subject to the terms and conditions of the indenture, to require us to purchase for cash all or any portion of the holder's debentures, in integral multiples of $1,000 principal amount. The purchase price for such debenture will equal the aggregate principal amount of such debenture plus the accrued interest to but excluding the date of purchase and additional interest, if any. We will be required to purchase the debentures as of the date that is 45 business days after we give holders notice of the change in control. We refer to this date in this prospectus as the "change in control purchase date."

          Within 30 days after a change in control occurs, we must mail a notice regarding the change in control to the trustee, to all holders of debentures at their addresses shown in the register of the registrar and to beneficial owners as required by applicable law. The notice must state, among other things:

          o         the events causing a change in control;

          o         the date of the change in control;

          o the last date on which a holder may exercise the purchase right;

          o         the change in control purchase price;

          o         the change in control purchase date;

          o the name and address of the paying agent and the conversion agent;

          o the conversion price and any adjustments to the conversion price;

          o that debentures with respect to which a change in control purchase notice has been given by the holder may be converted only if the change in control purchase notice has been withdrawn in accordance with the terms of the indenture; and

          o the procedures that holders must follow to exercise these rights.

          To exercise this right, the holder must deliver a written notice to the paying agent so that it is received by the paying agent no later than the close of business on the fifth business day prior to the change in control purchase date. This change in control purchase notice must state:

          o the certificate numbers of the debentures to be delivered by the holder;

          o the portion of the aggregate principal amount of debentures to be purchased; and

          o that we are to purchase such debentures pursuant to the applicable provisions of the debentures.

          A holder may withdraw any change in control purchase notice by delivering a written notice of withdrawal to the paying agent so that it is received by the paying agent prior to the close of business on the business day prior to the change in control purchase date. The notice of withdrawal must state:

          o         the certificate numbers of the debentures being withdrawn;

          o         the aggregate principal amount being withdrawn; and

          o the aggregate principal amount, if any, of the debentures that remain subject to a change in control purchase notice.

          Our obligation to pay the change in control purchase price for a debenture for which a holder has delivered, and not validly withdrawn, a change in control purchase notice is conditioned upon delivery of the debenture, together with necessary endorsements, to the paying agent at any time after the delivery of such change in control purchase notice. We will cause the change in control purchase price for such debenture to be paid promptly following the later of the change in control purchase date or the time of delivery of such debenture.

          If the paying agent holds money sufficient to pay the change in control purchase price of the debentures on the business day following the change in control purchase date in accordance with the terms of the indenture, then, immediately after the change in control purchase date, the debentures submitted for repurchase and not validly withdrawn will cease to be outstanding and interest on such debentures will cease to accrue, whether or not the debentures are delivered to the paying agent. After a debenture has ceased to be outstanding, all other rights of the holder shall terminate, other than the right to receive the change in control purchase price upon delivery of the debenture.

          Under the indenture, a "change in control" is deemed to have occurred at such time as:

          o any person, including our affiliates and associates, other than us, our subsidiaries or their employee benefit plans, files a Schedule 13D or Schedule TO, or any successor schedule, form or report under the Exchange Act, disclosing that such person has become the beneficial owner of 50% or more of the voting power of our common stock or other capital stock into which our common stock is reclassified or changed, with certain exceptions; or

          o any share exchange, consolidation or merger is consummated pursuant to which our common stock would be converted into cash, securities or other property, in each case other than any share exchange, consolidation or merger of our company in which the holders of our common stock immediately prior to the share exchange, consolidation or merger have, directly or indirectly, at least a majority of the total voting power in the aggregate of all classes of capital stock of the continuing or surviving corporation immediately after the share exchange, consolidation or merger.

          However, a change in control will be deemed not to have occurred if:

          o the sale price of our common stock for any five trading days within:

                    o the period of ten consecutive trading days ending immediately after the later of the change in control and the public announcement of the change in control, in the case of a change in control under the first bullet point above, or

                    o   the  period  of  ten   consecutive   trading   days
                    ending immediately before the change in control, in the case of a change in control under the second bullet point above,

          equals or exceeds 105% of the conversion price of the debentures in effect on each such trading day; or

          o at least 90% of the consideration in the transaction or transactions constituting a change in control consists of shares of common stock traded or to be traded immediately following such change in control on a national securities exchange or the Nasdaq National Market and, as a result of the transaction or transactions, the debentures become convertible solely into such common stock (and any rights attached thereto).

          The indenture does not permit our board of directors to waive our obligation to purchase debentures at the option of holders in the event of a change in control.

          In connection with any purchase offer in the event of a change in control, we will:

          o comply in all material respects with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable; and

          o file Schedule TO or any other required schedule under the Exchange Act.

          The change in control purchase feature of the debentures may in certain circumstances make more difficult or discourage a takeover of our company. The change in control purchase feature, however, is not the result of our knowledge of any specific effort:

          o         to accumulate common stock;

          o to obtain control of our company by means of a merger, tender offer, solicitation or otherwise; or

          o         by management to adopt a series of anti-takeover provisions.

          Instead, the change in control purchase feature is a standard term contained in other debenture offerings that have been marketed by the initial purchasers of the debentures. The terms of the change in control purchase feature resulted from our negotiations with the initial purchasers.

          We could, in the future, enter into certain transactions, including certain recapitalizations, that would not constitute a change in control with respect to the change in control purchase feature of the debentures but that would increase the amount of our or our subsidiaries' outstanding indebtedness.

          We may not purchase debentures at the option of holders upon a change in control if an event of default with respect to the debentures, other than a default in the payment of the change in control purchase price with respect to the debentures, has occurred and is continuing.

Merger and Sale of Assets

          The indenture provides that neither we nor any of the guarantors may consolidate with or merge with or into any other person or convey, transfer or lease our properties and assets substantially as an entirety to another person, unless among other items:

          o we or the guarantor, as applicable, is the surviving person, or the resulting surviving or transferee person, if other than us or the guarantor, as the case may be, is organized and existing under the laws of the United States, any state thereof or the District of Columbia;

          o         the successor  person assumes all of our  obligations  under
                    the  debentures   and  the  indenture  or  the   guarantor's
                    obligations under the guarantees, as the case may be; and

          o         we, the guarantor or any such  successor  person will not be
                    in  default  under  the  indenture   immediately  after  the
                    transaction.

          When such a person assumes our or a guarantor's obligations in such circumstances, subject to certain exceptions, we or the guarantor, as the case may be, shall be discharged from all obligations under the debentures and the indenture. Although the indenture permits these transactions, some of the transactions described above which occur on or prior to December 15, 2021 could constitute a change in control of our company and permit each holder to require us to purchase the debentures of that holder as described above.
Events of Default

          The following are events of default under the debentures and the indenture:

          o default in payment of accrued interest (including additional interest, if any), the principal amount, redemption price, purchase price or change in control purchase price with respect to any debenture when such amount becomes due and payable (and, in the case of a default in payment of accrued interest, continuation of such default for a period of 30 days);

          o our or a guarantor's failure to comply with any of our or its other agreements in the debentures or the indenture upon our receipt of notice of such default by the trustee or by holders of not less than 25% in aggregate principal amount of the debentures then outstanding and the failure to cure (or obtain a waiver of) such default within 90 days after receipt of such notice;

          o our or a guarantor's default in the payment at final maturity, after the expiration of any applicable grace period, of principal of, or premium, if any, on indebtedness for money borrowed, other than non-recourse indebtedness, in the principal amount then outstanding of $25 million or more, or acceleration of any indebtedness in such principal amount so that it becomes due and payable prior to the date on which it would otherwise have become due and payable and such acceleration is not rescinded within ten business days after notice to us or that guarantor;

          o the guarantees cease to be, or we or any of the guarantors assert in writing that the guarantees are not, in full force and effect and enforceable in accordance with the terms of the indenture; and

          o certain events of bankruptcy, insolvency or reorganization affecting us or a guarantor.

          If an event of default shall have happened and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the debentures then outstanding may declare the principal amount plus the interest on the debentures accrued through the date of such declaration to be immediately due and payable. In the case of certain events of bankruptcy or insolvency of our company or a guarantor, the principal amount plus the interest on the debentures accrued through the occurrence of such event shall automatically become and be immediately due and payable.

Modification

          We, together with the trustee and the guarantors, may enter into supplemental indentures that add, change or eliminate provisions of the indenture or modify the rights of the holders of the debentures with the consent of the holders of at least a majority in aggregate principal amount of the debentures then outstanding. However, without the consent of each holder, no supplemental indenture may:

          o change the record or payment dates for interest payments, reduce the rate of interest on any debenture or extend the time of payment;

          o         change the stated maturity of any debenture;

          o reduce the principal amount, redemption price, purchase price or change in control purchase price with respect to any debenture;

          o make any debenture payable in money or securities other than that stated in the debenture;

          o make any change that adversely affects the right of a holder to convert any debenture;

          o make any change that adversely affects the right to require us to purchase a debenture;

          o         impair the right to institute  suit for the  enforcement  of
                    any  payment  with  respect  to,  or   conversion   of,  the
                    debentures;

          o modify the guarantees in a manner adverse to holders of the debentures; or

          o change the provisions in the indenture that relate to modifying or amending the indenture.

          Without the consent of any holder of debentures, we, together with the trustee and the guarantors, may enter into supplemental indentures for any of the following purposes:

          o to evidence our or a guarantor's successor and the assumption by that successor of our or the guarantor's obligations under the indenture and the debentures or the guarantees, as the case may be;

          o to add to our or a guarantor's covenants for the benefit of the holders of the debentures or to surrender any right or power conferred upon us or a guarantor;

          o         to secure our obligations in respect of the debentures;

          o to make any changes or modifications to the indenture necessary in connection with the registration of the debentures and the guarantees under the Securities Act and the qualification of the indenture under the Trust Indenture Act as contemplated by the indenture;

          o to cure any ambiguity, omission, defect or inconsistency in the indenture; and

          o         to add additional guarantors.

          No supplemental indenture entered into pursuant to the second, third, fourth, fifth or sixth bullet points of the preceding paragraph may be entered into without the consent of the holders of a majority in aggregate principal amount of the debentures, if such supplemental indenture may materially and adversely affect the interests of the holders of the debentures.

          The holders of a majority in aggregate principal amount of the outstanding debentures may, on behalf of the holders of all debentures:

          o waive our and the guarantors' compliance with restrictive provisions of the indenture, as detailed in the indenture; and

          o         waive  any  past  default   under  the   indenture  and  its
                    consequences, except a default in the payment of the principal amount, accrued and unpaid interest, redemption price, purchase price or change in control purchase price or obligation to deliver common stock upon conversion with respect to any debenture or in respect of any provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding debenture affected.

Registration Rights

          We and the initial purchasers of the debentures entered into a registration rights agreement dated December 18, 2001. The following summary of the registration rights provided in the registration rights agreement is not complete. You should refer to the registration rights agreement, filed as an exhibit to the registration statement of which this prospectus is a part, for a full description of the registration rights that apply to the debentures.

          We and the guarantors agreed to file a shelf registration statement under the Securities Act not later than 90 days after the latest date of original issuance of the debentures to register resales of the debentures (including the related guarantees) and the shares of common stock into which the debentures are convertible. The debentures (including the related guarantees) and the common stock issuable upon conversion of the debentures are referred to collectively as registrable securities. We agreed to use all commercially reasonable efforts to have this shelf registration statement declared effective as promptly as practicable but not later than 180 days after the latest date of original issuance of the debentures. The registration statement of which this prospectus is a part constitutes that registration statement. We also agreed to keep this registration statement effective until the earliest of:

          (1)       December 18, 2003;

          (2) the date when all registrable securities shall have been registered under the Securities Act and disposed of; and

          (3) the date on which all registrable securities held by non-affiliates are eligible to be sold to the public pursuant to Rule 144(k) under the Securities Act.

          We will be permitted to suspend the use of the prospectus which is a part of the registration statement for a period not to exceed an aggregate of 45 days in any 90-day period or an aggregate of 90 days in any twelve-month period under certain circumstances relating to pending corporate developments, public filings with the SEC and similar events.

          A holder of registrable securities that sells registrable securities pursuant to the shelf registration statement generally will be required to provide information about itself and the specifics of the sale, be named as a selling securityholder in the related prospectus, deliver a prospectus to purchasers, be subject to relevant civil liability provisions under the Securities Act in connection with such sales and be bound by the provisions of the registration rights agreements which are applicable to such holder.

         If:

          (1) we fail, with respect to a holder that supplies the questionnaire described below, to supplement the shelf registration statement in a timely manner as provided in the registration rights agreement in order to name additional selling securityholders; or

          (2) after the shelf registration statement has been declared effective, the shelf registration statement ceases to be effective or usable (subject to certain exceptions) in connection with resales of debentures and the common stock issuable upon the conversion of the debentures in accordance with and during the periods specified in the registration rights agreement and (A) we do not cure the shelf registration statement within five business days by a post-effective amendment or a report filed pursuant to the Exchange Act or (B) if applicable, we do not terminate the suspension period described above by the 45th day or 90th day, as the case may be,

(we refer to each event described above in clauses (1) and (2) as a registration default), additional interest will accrue on the debentures and the underlying shares of common stock that are registrable securities in addition to the rate set forth in the title of the debentures, from and including the date on which any such registration default occurs to, but excluding, the date on which the registration default has been cured, at the rate of 0.5% per year for the debentures (or an equivalent amount for any common stock issued upon conversion of the debentures that are registrable securities). In the case of a registration default described in clause (1), our obligation to pay additional interest extends only to the affected debentures. We will have no other liabilities for monetary damages with respect to our registration obligations. With respect to each holder, our obligations to pay additional interest remain in effect only so long as the debentures (including the related guarantees) and the common stock issuable upon the conversion of the debentures held by the holder are "registrable securities" within the meaning of the registration rights agreement.

          We have agreed to pay all registration expenses of the shelf registration, to provide each holder that is selling registrable securities pursuant to the shelf registration statement copies of the related prospectus and to take other actions as are required to permit, subject to the foregoing, unrestricted resales of the registrable securities. Selling securityholders remain responsible for all selling expenses (e.g., commissions and discounts).

Governing Law

          The indenture, the debentures, the guarantees and the registration rights agreement are governed by, and will be construed in accordance with, the law of the State of New York.

Information Concerning the Trustee

          The Bank of New York is the trustee, registrar, paying agent and conversion agent.

Book-Entry System

          The debentures were originally issued in the form of global securities held in book-entry form. DTC or its nominee is the sole registered holder of the debentures for all purposes under the indenture. Owners of beneficial interests in the debentures represented by the global securities will hold their interests pursuant to the procedures and practices of DTC. As a result, beneficial interests in any such securities will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants. Any such interest may not be exchanged for certificated securities, except in limited circumstances. Owners of beneficial interests must exercise any rights in respect of their interests, including any right to convert or require repurchase of their interests in the debentures, in accordance with the procedures and practices of DTC. Beneficial owners will not be holders and will not be entitled to any rights under the global securities or the indenture. We and the trustee, and any of their respective agents, may treat DTC as the sole holder and registered owner of the global securities.

Exchange of Global Securities

          The debentures, represented by a global security, will be exchangeable for certificated securities with the same terms only if:

          o DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days;

          o we decide to discontinue use of the system of book-entry transfer through DTC or any successor depositary; or

          o         a default under the indenture occurs and is continuing.

          DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" for registered participants, and it facilitates the settlement of transactions among its participants in those securities through electronic computerized book-entry changes in participants' accounts, eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, which may include the initial purchasers of the debentures, banks, trust companies, clearing corporation and other organizations, some of whom and/or their representatives own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

                          DESCRIPTION OF CAPITAL STOCK

          Our authorized capital stock consists of 150,000,000 shares of common stock, par value $.01 per share, and 20,000,000 shares of preferred stock, par value $.01 per share. As of January 26, 2002, we had 28,686,138 shares of common stock outstanding and no shares of preferred stock outstanding. The following is a summary description of the material terms of our capital stock and is qualified in its entirety by reference to our certificate of incorporation and by-laws, as amended, filed as exhibits to our most recent Annual Report on Form 10-K filed with the SEC and incorporated by reference in this prospectus. See "Where You Can Find More Information."

          The holders of our common stock are entitled to one vote per share for each share held of record on all matters submitted to a vote of stockholders. Subject to preferential rights with respect to any series of preferred stock that may be issued, holders of our common stock are entitled to receive ratably such dividends as may be declared by the board of directors on common stock out of funds legally available therefor, and in the event of a liquidation, dissolution or winding-up of our affairs, are entitled to share equally and ratably in all of our remaining assets and funds. The holders of common stock have no preemptive rights, cumulative voting rights, or rights to convert shares of common stock into any other securities and are not subject to future calls or assessments by us.

          The certificate of incorporation and by-laws provide for a classified board of directors consisting of three classes as nearly equal in size as the then authorized number of directors constituting the board of directors permits. At each annual meeting of stockholders, one class of directors is elected for a three-year term, and the directors in the other two classes continue in office. Each class holds office until the date of the third annual meeting for the election of directors following the annual meeting at which such class was elected. As a result, approximately one-third of the board of directors is elected each year. Moreover, under the Delaware General Corporation Law (and our certificate of incorporation and by-laws), in the case of a corporation having a classified board, stockholders may remove a director only for cause. This provision, when coupled with the provisions of the certificate of incorporation and by-laws authorizing the board of directors to fill vacant directorships, may preclude a stockholder from removing incumbent directors without cause and simultaneously gaining control of the board of directors by filling the vacancies created by such removal with that stockholder's own nominees.

          Our certificate of incorporation provides that, to the fullest extent permitted by Delaware law, none of our directors shall be personally liable to us or our stockholders for monetary damages for the breach of fiduciary duties as directors. The effect of this provision is to eliminate our rights and the rights of our stockholders (through stockholder derivative suits on our behalf) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent conduct). This provision does not, however, exonerate the directors from liability under federal securities laws or for (i) breaches of a director's duty of loyalty to us or our stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) certain willful or negligent acts in connection with the payment of dividends or the repurchase or redemption of securities, or (iv) any transaction from which the director derived an improper personal benefit. Our By-laws provide for indemnification of our officers and directors to the fullest extent permitted by applicable law, and officers and directors also may be indemnified pursuant to agreements with us.

          The board of directors has the authority to issue preferred stock in one or more classes or series and to fix the voting powers, preferences and relative participating, optional or other special rights of such preferred stock without any further vote or action by our stockholders. The ability of the board of directors to issue preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of the holders of our common stock and could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of us. We have no present plans to issue any of the preferred stock.

          Section 203 of the Delaware General Corporation Law prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the time such stockholder became an interested stockholder, unless (i) prior to such time either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the board of directors of the corporation, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (A) those shares owned by persons who are both directors and officers and (B) certain employee stock plans, or (iii) at or after such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. A "business combination" includes certain mergers, consolidations, asset sales, transfers and other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" generally is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation's voting stock.

              CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

          This is a summary of certain United States federal income tax consequences of the purchase, ownership and disposition of the debentures. This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly with retroactive effect, or to differing interpretations. We have not obtained nor do we intend to obtain a ruling from the Internal Revenue Service with respect to the United States federal income tax consequences of acquiring, owning or disposing of the debentures. This summary deals only with debentures held as capital assets and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, tax-exempt entities, persons holding debentures in a tax-deferred or tax-advantaged account, or persons holding debentures as a hedge against currency risks, as a position in a "straddle" or as part of a "hedging" or "conversion" transaction or "constructive sale" or other integrated transaction for tax purposes, persons who own 10% or more of our voting power directly or indirectly, or United States Holders, as defined below, whose functional currency is not the United States dollar. Moreover, this summary does not deal with the tax consequences to any person that indirectly owns debentures through another entity.

          We do not address all of the tax consequences that may be relevant to an investor in debentures. In particular, we do not address any federal, state, local or foreign tax consequences of owning or disposing of the common stock into which the debentures are convertible.

          Moreover, this discussion does not address any state, local or foreign tax consequences of the purchase, ownership or disposition of debentures or any federal tax consequences other than federal income tax consequences.

          Accordingly, holders should consult their own tax advisors regarding the tax consequences of purchasing, owning or disposing of the debentures and the common stock in light of their own circumstances.

         A United States Holder is a beneficial owner of the debentures who or which is:

          o A citizen or individual resident of the United States, as defined in section 7701(b) of the Internal Revenue Code of 1986, as amended (the "Code");

          o A corporation or partnership, including any entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

          o An estate if its income is subject to United States federal income taxation regardless of its source; or

          o A trust if, and only if, a United States court can exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions. Notwithstanding the preceding sentence, certain trusts in existence on August 20, 1996 and treated as United States persons before that date, may also be treated as United States Holders.

          A Non-United States Holder is a holder of debentures other than a United States Holder. We urge prospective investors that are Non-United States Holders to consult their own tax advisors regarding the United States federal income tax consequences of an investment in the debentures, including the application of United States federal withholding taxes.

          No statutory, administrative or judicial authority directly addresses the treatment of the debentures or instruments similar to the debentures for United States federal income tax purposes. No assurance can be given that the Internal Revenue Service will not take contrary positions to that described herein, or that such positions would be upheld by a court of law.

          We urge prospective investors to consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the debentures and the common stock in light of their own particular circumstances, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in United States federal or other tax laws.

Classification of the Debentures

          We have received an opinion from our counsel, Edwards & Angell, LLP, that the debentures will be treated as indebtedness for United States federal income tax purposes and that the debentures should be subject to the regulations promulgated under the Code governing contingent payment debt instruments (the "CPDI regulations").

United States Holders

Accrual of Interest on the Debentures

          Pursuant to the terms of the indenture, we and each holder of the debentures agree, for United States federal income tax purposes, to treat the debentures as debt instruments that are subject to the CPDI regulations. Pursuant to these regulations, United States Holders of the debentures will be required to accrue interest income on the debentures at the "comparable yield," as described below, regardless of whether the United States Holder uses the cash or accrual method of tax accounting. Accordingly, United States Holders will be required to include in their taxable income for each year that the debentures are outstanding an amount of accrued interest that is in excess of the cash payments made on the debentures.

          The CPDI regulations provide that a United States Holder must accrue an amount of ordinary interest income, as original issue discount for United States federal income tax purposes, for each accrual period before and including the maturity date of the debentures that equals:

          o the product of the adjusted issue price (as defined below) of the debentures as of the beginning of the accrual period; and the comparable yield to maturity (as defined below) of the debentures, adjusted for the length of the accrual period;

          o         divided by the number of days in the accrual period; and

          o multiplied by the number of days during the accrual period that the United States Holder held the debentures.

          A debenture's issue price is the first price at which a substantial amount of the debentures is sold to investors, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The adjusted issue price of a debenture is its issue price increased by any interest income previously accrued, determined without regards to any adjustments to interest accruals described below, with respect to the debentures.

          Based in part on the advice of Edwards & Angell, LLP, we intend to treat the term "comparable yield" as the annual yield we would pay, as of the initial issue date, on a fixed-rate, non-convertible debt security with no contingent payments, but with terms and conditions otherwise comparable to those of the debentures. We intend to take the position that the comparable yield for the debentures is 7.13%, compounded semi-annually.

          The CPDI regulations require that we provide to United States Holders, solely for United States federal income tax purposes, a schedule of the projected amounts of payments on the debentures. This schedule must produce the comparable yield. The projected payment schedule includes an estimate for a payment at maturity taking into account the conversion feature. If the comparable yield were successfully challenged by the Internal Revenue Service, the redetermined yield could be materially greater or less than the comparable yield provided by us. Moreover, the projected payment schedule could differ materially from the projected payment schedule provided to holders of the debentures by us.

          The comparable yield is set forth in the indenture. United States Holders may obtain the projected payment schedule by submitting a written request for that information to GTECH Holdings Corporation, 55 Technology Way, West Greenwich, Rhode Island 02817, Attention: Treasurer.

          The comparable yield and the schedule of projected payments are not determined for any purpose other than for the determination of a United States Holder's interest accruals and adjustments thereof in respect of the debentures for United States federal income tax purposes and do not constitute a projection or representation regarding the actual amounts payable on the debentures.

          Amounts treated as interest under the CPDI regulations are treated as original issue discount for all purposes of the Code.

Adjustments to Interest Accruals on the debentures

          If, during any taxable year, a United States Holder receives actual payments with respect to the debentures for that taxable year that in the aggregate exceed the total amount of projected payments for that taxable year, the United States Holder will incur a "net positive adjustment" under the CPDI regulations equal to the amount of that excess. The United States Holder will treat a "net positive adjustment" as additional interest income for the taxable year. For this purpose, the payments in a taxable year include the fair market value of property received with respect to the debentures in that year.

          If, during any taxable year, a United States Holder receives actual payments with respect to the debentures for that taxable year that in the aggregate were less than the amount of projected payments for that taxable year, the United States Holder will incur a "net negative adjustment" under the CPDI regulations equal to the amount of that deficit. This adjustment will:

          o reduce the United States Holder's interest income on the debentures for that taxable year, and

          o to the extent of any excess after the application of that reduction, give rise to an ordinary loss to the extent of the United States Holder's interest income on the debentures during prior taxable years, reduced to the extent that interest was offset by prior net negative adjustments.

          If a United States Holder purchases debentures at a discount or premium to the adjusted issue price, the discount will be treated as a positive adjustment and the premium will be treated as a negative adjustment. The United States Holder must reasonably allocate the adjustment over the remaining term of the debentures by reference to the accruals of original issue discount at the comparable yield or to the projected payments. It may be reasonable to allocate the adjustment over the remaining term of the debentures pro rata with the accruals of original issue discount at the comparable yield. Holders should consult their tax advisors regarding these allocations.

Sale, Exchange, Conversion or Redemption

          Generally, the sale or exchange of a debenture, or the redemption of a debenture for cash, will result in taxable gain or loss to a United States Holder. As described above, our calculation of the comparable yield and the schedule of projected payments for the debentures includes the receipt of stock upon conversion as a contingent payment with respect to the debentures. Accordingly, we intend to treat the receipt of our common stock by a United States Holder upon the conversion of a debenture, or upon our repurchase of a debenture at the option of a holder where we elect to pay in shares of our common stock, as a contingent payment under the CPDI regulations. Under this treatment, a conversion or a repurchase that includes payment in our common stock will also result in taxable gain or loss to a United States Holder.

          The amount of gain or loss on a taxable sale, exchange, conversion or redemption will be equal to the difference between:

          o the amount of cash plus the fair market value of any property received by the United States Holder, including the fair market value of any of our common stock received, and

          o the United States Holder's adjusted tax basis in the debentures.

          A United States Holder's adjusted tax basis in a debenture at any time will generally be equal to the United States Holder's original purchase price for the debenture, increased by any interest income previously accrued by the United States Holder (determined without regard to any adjustments to interest accruals described above, other than adjustments to reflect discount or premium to the adjusted issue price, if any), and decreased by the amount of any projected payments, as defined above, scheduled to have been made through that date. Gain recognized upon a sale, exchange, conversion or redemption of a debenture will generally be treated as ordinary interest income; any loss will be ordinary loss to the extent of interest previously included in income, and thereafter, capital loss (which will be long-term if the debenture is held for more than one year). The deductibility of net capital losses by individuals and corporations is subject to limitations.

          A United States Holder's tax basis in our common stock received upon a conversion of a debenture or upon a United States Holder's exercise of a put right that we elect to pay in common stock will equal the then current fair market value of that common stock. The United States Holder's holding period for the common stock received may commence on the day immediately following the date of conversion or repurchase of a debenture. However, the matter is not entirely certain and holders may be entitled to include their holding period for the debenture as part of their holding period for the common stock received upon conversion or repurchase with respect to some or all of the shares. Holders should consult their own tax advisors regarding the proper application of the holding period rules to their situation.

Constructive Dividends

          If at any time we make a distribution of property to our shareholders that would be taxable to the shareholders as a dividend for United States federal income tax purposes and, in accordance with the provisions of the debentures providing for conversion price adjustments, the conversion rate of the debentures is increased, that increase may be deemed to be the payment of a taxable dividend to the holders of the debentures.

          For example, an increase in the conversion rate in the event of distribution of evidences of our indebtedness or our assets or an increase in the event of an extraordinary cash dividend will generally result in deemed dividend treatment to holders of the debentures, but generally an increase in the event of share dividends or the distribution of rights to subscribe for common stock will not.

Treatment of Non-United States Holders

          All payments on the debentures made to a Non-United States Holder, including a payment in common stock pursuant to a conversion or repurchase of a debenture, and any gain realized on a sale or exchange of the debentures, will be exempt from United States federal income and withholding tax, provided that:

          o that Non-United States Holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of our stock entitled to vote, is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership, and is not a bank receiving interest described in section 881(c)(3)(A) of the Code and with respect to the gain, is not an individual who is present in the United States for 183 days or more in the year of the sale, exchange or disposition of the debentures;

          o         the certification requirement set forth in section 871(h) or section 881(c) of the Code has been fulfilled with respect to the beneficial owner, as discussed below;

          o those payments and gain are not effectively connected with the conduct by that Non-United States Holder of a trade or business in the United States, and where a tax treaty applies, are not attributable to a United States permanent establishment; and

          o our common stock continues to be actively traded within the meaning of section 871(h)(4)(C)(v)(1) of the Code (which, for these purposes and subject to certain exceptions, includes trading on the New York Stock Exchange).

          If a Non-United States Holder were deemed to have received a constructive dividend (see "--United States Holders--Constructive Dividends" above), the Non-United States Holder will generally be subject to United States withholding tax at a 30% rate, subject to a reduction by an applicable treaty, on the taxable amount of such dividend.

          The statement requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a debenture certifies on Form W-8BEN, under penalties of perjury, that it is not a United States person and provides its name, address and any other information the form may require.

          If a Non-United States Holder of the debentures is engaged in a trade or business in the United States, and if interest or gain on the debentures is effectively connected with the conduct of that trade or business (and where a tax treaty applies, is attributable to a United States permanent establishment), the Non-United States Holder, although exempt from the withholding tax discussed in the preceding paragraphs, will generally be subject to regular United States federal income tax on interest and on any gain realized on the sale or exchange of the debentures in the same manner as if it were a United States Holder. In lieu of the certificate described in the preceding paragraph, a Non-United States Holder described in the previous sentence will be required to provide to the withholding agent a properly executed Form W-8ECI (or successor form) in order to claim an exemption from withholding tax. In addition, if that Non-United States Holder is a foreign corporation, that Non-United States Holder may be subject to a branch profits tax equal to 30% (or that lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Backup Withholding Tax and Information Reporting

          Payments of principal, premium, if any, and interest (including original issue discount and a payment in common stock pursuant to a conversion or repurchase of the debentures) on, and the proceeds of disposition or retirement of, the debentures may be subject to information reporting and United States federal backup withholding tax if the United States Holder of debentures fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable United States information reporting or certification requirements. Any amounts so withheld will be allowed as a credit against that United States Holder's United States federal income tax liability, provided that the required information is provided to the Internal Revenue Service.

          A Non-United States Holder may also be subject to United States federal backup withholding tax on these payments unless the Non-United States Holder establishes that it is not a United States person. The certification procedures required to claim the exemption from withholding tax on certain payments on the debentures described above will satisfy the certification requirements necessary to avoid the backup withholding tax as well. The amount of any backup withholding from a payment to the Non-United States Holder will be allowed as a credit against the Non-United States Holder's United States federal income tax liability and may entitle the Non-United States Holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

                             SELLING SECURITYHOLDERS

          The debentures were originally issued by GTECH Holdings Corporation, guaranteed by GTECH Corporation and the other guarantors, and sold by Credit Suisse First Boston Corporation, Banc of America Securities LLC and Merrill Lynch, Pierce Fenner & Smith Incorporated, as representatives of the initial purchasers in a transaction exempt from the registration requirements of the Securities Act to persons reasonably believed by the initial purchasers to be "qualified institutional buyers" as defined by Rule 144A under the Securities Act. The selling securityholders may from time to time offer and sell pursuant to this prospectus any or all of the debentures listed below and the GTECH common stock delivered to the holders upon conversion or purchase by GTECH of such debentures. When we refer to the "selling securityholders" in this prospectus, we refer to those persons listed in the table below, as well as the pledgees, donees, assignees, transferees, successors and others who later hold any of the selling securityholders' interests.

          The table below sets forth the name of each selling securityholder, the principal amount at maturity of debentures that each selling securityholder may offer pursuant to this prospectus and the number of our common stock into which such debentures are convertible. Unless set forth below, none of the selling securityholders has, or within the past three years has had, any material relationship with us or with any of our affiliates.

          We have prepared the table below based on information given to us by the selling securityholders on or prior to February 22, 2002. However, any or all of the debentures or common stock listed below may be offered for sale pursuant to this prospectus by the selling securityholders from time to time. Accordingly, no estimate can be given as to the amounts of debentures or common stock that will be held by the selling securityholders upon consummation of any such sales. In addition, the selling securityholders listed in the table below may have acquired, sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their debentures since the date as of which the information in this table is presented.

          Information about the selling securityholders may change over time. Any changed information will be set forth in prospectus supplements. From time to time, additional information concerning ownership of the debentures and common stock may rest with certain holders thereof not named in the table below and of whom we are unaware.

                                                                                                 Number of
                                                           Aggregate                             Shares of        Percentage of
                                                           Principal                           GTECH Common      Shares of GTECH
                                                           Amount of         Percentage of    Stock That May       Common Stock
                                                        Debentures That        Debentures       Be Sold (1)      Outstanding (2)
                         Name                             May Be Sold         Outstanding

Akela Capital Master Fund, Ltd.                              $1,000,000                 *           18,181                 *
Bank Austria Cayman Islands, LTD                             $2,000,000             1.14%           36,363                 *
Bay County PERS                                                $150,000                 *            2,727                 *
Bear, Stearns & Co. Inc.                                       $500,000                 *            9,090                 *
Chrysler Corporation Master Retirement Trust                 $6,735,000             3.85%          122,454                 *
CALAMOS(R)Convertible Fund - CALAMOS(R)Investment Trust      $5,000,000             2.86%           90,909                 *
CALAMOS(R)Convertible Growth and Income Fund -
CALAMOS(R)Investment Trust                                   $5,800,000             3.31%          105,454                 *
CALAMOS(R)Market Neutral Fund - CALAMOS(R)Investment
Trust                                                        $7,100,000             4.06%          129,090                 *
Consulting Group Capital Markets Funds                         $400,000                 *            7,272                 *
Delaware PERS                                                $1,650,000                 *           29,999                 *
Delta Airlines Master Trust (c/o Oaktree Capital
Management, LLC)                                             $1,865,000             1.07%           33,909                 *
Delta Pilots D&S Trust (c/o Oaktree Capital
Management, LLC)                                               $905,000                 *           16,454                 *
Family Service Life Insurance Company                          $300,000                 *            5,454                 *
Gaia Offshore Master Fund Ltd.                               $5,400,000             3.09%           98,181                 *
Guardian Life Insurance Co.                                 $14,200,000             8.11%          258,181                 *
Guardian Pension Trust                                         $900,000                 *           16,363                 *
HFR Master Fund, LTD.                                           $50,000                 *              909                 *
Highbridge International LLC                                 $4,000,000             2.29%           72,727                 *
HSBC Trustee Zola Managed Trust                              $1,300,000                 *           23,636                 *
ICI American Holdings Trust                                    $600,000                 *           10,909                 *
Innovest Finanzdienstleistungs AG                              $590,000                 *           10,727                 *
Lipper Convertibles, L.P.                                    $2,000,000             1.14%           36,363                 *
Louisiana CCRF                                                 $325,000                 *            5,909                 *
Lyxor Master Fund                                            $1,700,000                 *           30,909                 *
Lyxor Master Fund                                              $600,000                 *           10,909                 *
Microsoft Corporation                                        $2,370,000             1.35%           43,090                 *
Motion Picture Industry Health Plan - Active Member
Fund                                                           $620,000                 *           11,272                 *
Motion Picture Industry Health Plan - Retiree Member
Fund                                                           $265,000                 *            4,818                 *
Nicholas Applegate Investment Grade Convertible                 $10,000                 *              181                 *
OCM Convertible Trust                                        $3,910,000             2.23%           71,090                 *
Park Avenue Life Insurance Company                             $100,000                 *            1,818                 *
Partner Reinsurance Company Ltd.                             $1,085,000                 *           19,727                 *
Peoples Benefit Life Insurance Company TEAMSTERS             $1,000,000                 *           18,181                 *
Qwest Occupational Health Trust                                $230,000                 *            4,181                 *
Ramius Capital Group                                           $500,000                 *            9,090                 *
RCG Halifax Master Fund, LTD                                   $500,000                 *            9,090                 *
RCG Latitude Master Fund, LTD                                $2,500,000             1.43%           45,454                 *
RCG Multi Strategy LP                                        $2,000,000             1.14%           36,363                 *
SG Cowen Securities Corp.                                   $20,000,000            11.43%          363,636             1.25%
State Employees' Retirement Fund of the State of
Delaware                                                     $2,675,000             1.53%           48,636                 *
State of Connecticut Combined Investment Funds               $5,590,000             3.19%          101,636                 *
Syngenta AG                                                    $285,000                 *            5,181                 *
White River Securities LLC                                     $500,000                 *            9,090                 *
Zeneca Holdings Trust                                          $415,000                 *            7,545                 *

All other holders of debentures or future pledgees,
donees, assignees, transferees or successors of any
such holders (3)(4)                                         $65,375,000            37.36%        1,188,635             3.98%

Total......                                                $175,000,000           100.00%        3,181,814            10.48%

* Less than one percent (1%).

----------
(1) Assumes conversion of all of the holder's debentures at a conversion rate of
18.1818 shares of common stock per $1,000 principal amount of debentures. This conversion rate is subject to adjustment, however, as described under "Description of Debentures-Conversion Rights-Conversion Price Adjustments" beginning on page 18. As a result, the number of shares of common stock issuable upon conversion of the debentures may increase or decrease in the future. Does not include shares of GTECH common stock that we may issue upon purchase of debentures by us at the option of the holder.

(2) Calculated according to Rule 13d-3(d)(i) of the Exchange Act, using 28,686,138 shares of common stock outstanding as of January 26, 2002. In calculating this amount for each holder, we treated as outstanding the number of shares of GTECH common stock issuable upon conversion of all of that holder's debentures, but we did not assume conversion of any other holder's debentures. Does not include shares of GTECH common stock that we may issue upon purchase of debentures by us at the option of the holder.

(3) Information about other selling securityholders will be set forth in prospectus supplements, if required.

(4) Assumes that any other holders of debentures, or any future pledgees, donees, assignees, transferees or successors of or from any such other holders of debentures, do not beneficially own any shares of GTECH common stock other than the shares of common stock issuable upon conversion of the debentures at the initial conversion rate.


                              PLAN OF DISTRIBUTION

         We are registering the debentures and the common stock covered by this prospectus to permit holders to conduct public secondary trading of these securities from time to time after the date of this prospectus. We have agreed, among other things, to bear all expenses, other than underwriting discounts and selling commissions, in connection with the registration and sale of the debentures and the common stock covered by this prospectus.

         We will not receive any of the proceeds from the offering of debentures or our common stock by the selling securityholders. We have been advised by the selling securityholders that the selling securityholders may sell all or a portion of the debentures and our common stock beneficially owned by them and offered hereby from time to time:

          o         directly; or

          o through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or concessions from the selling securityholders or from the purchasers of the debentures and our common stock for whom they may act as agent.

The debentures and our common stock may be sold from time to time in one or more transactions at:

          o         fixed prices, which may be changed;

          o         prevailing market prices at the time of sale;

          o         varying prices determined at the time of sale; or

          o         negotiated prices.

          These prices will be determined by the holders of the securities or by agreement between these holders and underwriters or dealers who may receive fees or commissions in connection with the sale. The aggregate proceeds to the selling securityholders from the sale of the debentures or our common stock offered by them hereby will be the purchase price of the debentures or our common stock less discounts and commissions, if any.

The sales described in the preceding paragraph may be effected in transactions:

          o on any national securities exchange or quotation service on which the debentures and our common stock may be listed or quoted at the time of sale, including the New York Stock Exchange in the case of our common stock;

          o         in the over-the-counter market;

          o in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

          o         through the writing of options.

          These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

          In connection with sales of the debentures and our common stock or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers. These broker-dealers may in turn engage in short sales of the debentures and our common stock in the course of hedging their positions. The selling securityholders may also sell the debentures and our common stock short and deliver debentures and our common stock to close out short positions, or loan or pledge debentures and our common stock to broker-dealers that in turn may sell the debentures and the common stock.

          To our knowledge, there are currently no plans, arrangements or understandings between any selling securityholders and any underwriter, broker-dealer or agent regarding the sale of the debentures and our common stock by the selling securityholders. Selling securityholders may not sell any, or may not sell all, of the debentures and the common stock offered by them pursuant to this prospectus. In addition, we cannot assure you that a selling securityholder will not transfer, devise or gift the debentures and the common stock by other means not described in this prospectus. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

          Our outstanding common stock is listed for trading on the New York Stock Exchange.

          The selling securityholders and any broker and any broker-dealers, agents or underwriters that participate with the selling securityholders in the distribution of the debentures or the common stock may be deemed to be "underwriters" within the meaning of the Securities Act. In this case, any commissions received by these broker-dealers, agents or underwriters and any profit on the resale of the debentures or the common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any profits realized by the selling securityholders may be deemed to be underwriting commissions.

          The debentures were issued and sold in December 2001 in transactions exempt from the registration requirements of the Securities Act to persons reasonably believed by the initial purchasers to be "qualified institutional buyers," as defined in Rule 144A under the Securities Act. We have agreed to indemnify the initial purchasers and each selling securityholder, and each selling securityholder has agreed to indemnify us, the initial purchasers and each other selling securityholder, against specified liabilities arising under the Securities Act.

          The selling securityholders and any other person participating in such distribution will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the debentures and the underlying common stock by the selling securityholders and any such other person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the debentures and the underlying common stock to engage in market-making activities with respect to the particular debentures and the underlying common stock being distributed for a period of up to five business days prior to the commencement of the distribution. This may affect the marketability of the debentures and the underlying common stock and the ability of any person or entity to engage in market-making activities with respect to the debentures and the underlying common stock.

                             VALIDITY OF SECURITIES

          Certain legal matters with respect to the validity of the offered securities will be passed upon for us by Edwards & Angell, LLP, Providence, Rhode Island.

                              INDEPENDENT AUDITORS

          The consolidated financial statements of GTECH Holdings Corporation as of February 24, 2001 and February 26, 2000, respectively, and for the three years ended February 24, 2001, February 26, 2000 and February 27, 1999, respectively, included in its Current Report on Form 8-K dated February 27, 2002, and incorporated by reference in this prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report which is also included therein and incorporated by reference herein.

                                  [GTECH logo]

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

GTECH Holdings Corporation is paying all of the selling securityholders' expenses related to this offering, except the selling securityholders will pay any applicable broker's commissions and expenses. The following table sets forth the approximate amount of fees and expenses payable by GTECH in connection with this registration statement and the distribution of the debentures and common stock registered hereby. All of the amounts shown are estimates except the SEC registration fee.

SEC registration fee...........................................  $17,891
Printing expenses..............................................   75,000
Legal fees and expenses........................................   30,000
Accounting fees and expenses...................................   75,000
Miscellaneous expenses.........................................    2,109
                                                                   -----

Total.......................................................... $200,000
                                                                ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 102(b) (7) of the Delaware General Corporation Law the ("DGCL") enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the Company or its stockholders for monetary damages for a breach of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or
(iv) for any transaction from which a director derived an improper personal benefit. The amended certificates of incorporation of each of GTECH Holdings Corporation, GTECH Corporation and GTECH Latin America Corporation contain such a limitation on the personal liability of directors.

Section 145 of the DGCL provides that a corporation may indemnify any persons, including officers and directors, who were or are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify such officer or director against the expenses that such officer or director actually and reasonably incurred.

The amended and restated bylaws of GTECH Holdings Corporation, and those of GTECH Corporation and GTECH Latin America Corporation, each provide that such corporation shall indemnify, to the full extent permitted under Delaware law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of such company or while a director or officer of such company is or was serving at the request of such company as a director or officer of another corporation, partnership, joint venture, trust employee benefit plan or other enterprise.

Under Section 7-1.1-4.1 of the Rhode Island Business Corporation Act, a Rhode Island corporation has the power, under specified circumstances, to indemnify its officers, directors, employees and agents against judgments, penalties, fines, settlements and reasonable expenses, including attorneys' fees, actually incurred by them in connection with any proceeding to which these persons were made parties by reason of the fact that these persons are or were directors, officers, employees or agents, if (i) these persons shall have acted in good faith, (ii) they reasonably believed that their actions were in the best interests of the corporation, if the proceeding involves conduct in an official capacity with the corporation, or not opposed to the best interests of the corporation, if the proceeding involves conduct other than in an official capacity with the corporation and (iii) in criminal proceedings, they had no reasonable cause to believe that their conduct was unlawful. The By-Laws of GTECH Rhode Island Corporation provide that such corporation shall indemnify its directors and officers to the full extent permitted by Rhode Island law.

Section 7-1.1-48 of the Rhode Island Business Corporation Act provides that articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director provided that the provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 7-1.1-43 of the Rhode Island Business Corporation Act, which relates to liability for unauthorized acquisitions or redemptions of, or dividends or distribution on, capital stock, or (iv) for any transaction from which the director derived an improper personal benefit, unless said transaction is permitted by Section 7-1.1-37.1 of the Rhode Island Business Corporation Act, which relates to director conflicts of interest. GTECH Rhode Island Corporation's Articles of Incorporation contain such a provision.

GTECH Holdings Corporation maintains directors' and officers' liability insurance for its own officers and directors and those of its subsidiaries, including GTECH Corporation, GTECH Rhode Island Corporation and GTECH Latin America Corporation.


ITEM 16. EXHIBITS.

Exhibit
Number                                           Description
------                                           -----------

3.1 Restated Certificate of Incorporation of GTECH Holdings Corporation, as amended (incorporated by reference to Exhibit 3.1 to the Form S-1 of GTECH Holdings Corporation and GTECH Corporation, Registration No. 33-31867)

3.2 Certificate of Amendment to the Certificate of Incorporation of GTECH Holdings Corporation (incorporated by reference to Exhibit 3.2 to the Form S-1 of GTECH Holdings Corporation and GTECH Corporation, Registration No. 33-31867)

3.3 Amended and Restated By-laws of GTECH Holdings Corporation (incorporated by reference to Exhibit 3 to the Quarterly Report on Form 10-Q of GTECH Holdings Corporation for the period ended August 26, 2000)

3.4       Restated Certificate of Incorporation of GTECH Corporation

3.5       By-laws of GTECH Corporation

3.6       Certificate of Incorporation of GTECH Latin America Corporation

3.7       By-laws of GTECH Latin America Corporation

3.8       Articles of Incorporation of GTECH Rhode Island Corporation

3.9       By-laws of GTECH Rhode Island Corporation

4.1 Indenture dated as of December 18, 2001, by and among GTECH Holdings Corporation, as issuer, GTECH Corporation, GTECH Latin America Corporation and GTECH Rhode Island Corporation, as guarantors, and Bank of New York, as trustee (incorporated by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q of GTECH Holdings Corporation for the period ended November 24, 2001)

4.2 Form of 13/4% Convertible Debentures due December 15, 2021 (included in Exhibit 4.1)

4.3 Registration Rights Agreement dated as of December 18, 2001, by and among GTECH Holdings Corporation, GTECH Corporation, GTECH Latin America Corporation, GTECH Rhode Island Corporation, Credit Suisse First Boston Corporation, Banc of America Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (incorporated by reference to Exhibit 4.2 to the Quarterly Report on Form 10-Q of GTECH Holdings Corporation for the period ended November 24, 2001).

5         Opinion of Edwards & Angell, LLP

8 Opinion of Edwards & Angell, LLP as to certain U.S. federal income tax matters

12        GTECH Holdings  Corporation  Computation of Ratio of Earnings to Fixed
          Charges

23.1      Consent of Ernst & Young LLP

23.2      Consent of Edwards & Angell, LLP (included in Exhibit 5)

23.6      Consent of Edwards & Angell, LLP (included in Exhibit 8)

24 Powers of Attorney (included on signature pages of this registration statement)

25 Form of T-1 Statement of Eligibility of the Trustee under the Indenture

ITEM 17. UNDERTAKINGS.

          (a)       The undersigned Registrants hereby undertake:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising  after  the  effective  date  of  this  registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                    (2) That, for the purposes of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                    (b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrants' annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
                    1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of either Registrant, pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of either Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of West Greenwich, State of Rhode Island, on the 27th day of February, 2002.

                                        GTECH HOLDINGS CORPORATION


                                        By: /s/ Howard S. Cohen
                                            ------------------------------------
                                             Name:Howard S. Cohen
                                             Title: Chief Executive Officer and
                                                    President


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints William M. Pieri and Marc A. Crisafulli, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement (including all pre-effective and post-effective amendments thereto and all registration statements filed pursuant to Rule 462(b) which incorporate this registration statement by reference), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on February 27, 2002 in the capacities indicated below.

      Signature                                        Title
      ---------                                        -----


  /s/ Howard S. Cohen                   Chief Executive Officer, President
--------------------------                   and Director
   Howard S. Cohen                           (Principal Executive Officer)


 /s/ Jaymin B. Patel                    Senior Vice President and Chief
--------------------------                   Financial Officer
   Jaymin B. Patel                           (Principal Financial Officer)


 /s/ Robert J. Plourde                  Vice President and Corporate Controller
--------------------------                   (Principal Accounting Officer)
   Robert J. Plourde

/s/ Robert M. Dewey, Jr.                Director
--------------------------
   Robert M. Dewey, Jr.


/s/ Burnett W. Donoho
--------------------------              Director
   Burnett W. Donoho


/s/ The Rt. Hon. Sir Jeremy
     Hanley KCMB
--------------------------              Director
   The Rt. Hon. Sir Jeremy
     Hanley KCMG


/s/ Philip R. Lochner, Jr.
--------------------------              Director
   Philip R. Lochner, Jr.


/s/ Lt. Gen. (Ret.) Emmett
     Paige, Jr.
--------------------------              Director
   Lt. Gen. (Ret.) Emmett
    Paige, Jr.


/s/ Anthony Ruys
--------------------------              Director
   Anthony Ruys


/s/ W. Bruce Turner
--------------------------              Director
   W. Bruce Turner

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of West Greenwich, State of Rhode Island, on the 27th day of February, 2002.

                                        GTECH CORPORATION


                                        By: /s/ Howard S. Cohen
                                            ------------------------------------
                                             Name:   Howard S. Cohen
                                             Title:  Chief Executive Officer and
                                                       President


                                POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints William M. Pieri and Marc A. Crisafulli, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement (including all pre-effective and post-effective amendments thereto and all registration statements filed pursuant to Rule 462(b) which incorporate this registration statement by reference), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on February 27, 2002 in the capacities indicated below.

   Signature                                     Title
   ---------                                     -----


/s/ Howard S. Cohen                     Chief Executive Officer, President
--------------------------                   and Director
   Howard S. Cohen                           (Principal Executive Officer)

/s/ Jaymin B. Patel                     Senior Vice President and Chief
--------------------------                   Financial Officer
   Jaymin B. Patel                           (Principal Financial Officer)


/s/ Robert J. Plourde
--------------------------              Vice President and Corporate Controller
   Robert J. Plourde                         (Principal Accounting Officer)


/s/ David J. Calabro
--------------------------
   David J. Calabro                     Director


/s/ W. Bruce Turner
--------------------------
   W. Bruce Turner                      Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of West Greenwich, State of Rhode Island, on the 27th day of February, 2002.

                                        GTECH RHODE ISLAND CORPORATION


                                        By: /s/ David J. Calabro
                                            ------------------------------------
                                             Name:  David J. Calabro
                                             Title: Chief Executive Officer and
                                                     President


                                POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints William M. Pieri and Marc A. Crisafulli, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement (including all pre-effective and post-effective amendments thereto and all registration statements filed pursuant to Rule 462(b) which incorporate this registration statement by reference), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on February 27, 2002 in the capacities indicated below.

   Signature                                              Title
   ---------                                              -----

/s/ David J. Calabro                    Chief Executive Officer, President and
--------------------------                   Director
   David J. Calabro                          (Principal Executive Officer)



/s/ Jaymin B. Patel                     Senior Vice President and Chief
--------------------------                   Financial Officer
   Jaymin B. Patel                           (Principal Financial Officer)


/s/ Robert J. Plourde                   Vice President and Corporate Controller
--------------------------                   (Principal Accounting Officer)
   Robert J. Plourde

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of West Greenwich, State of Rhode Island, on the 27th day of February, 2002.

                                        GTECH LATIN AMERICA CORPORATION


                                        By:  /s/ David J. Calabro
                                             -----------------------------------
                                             Name:  David J. Calabro
                                             Title: Chief Executive Officer and
                                                     President


                                POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints William M. Pieri and Marc A. Crisafulli, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement (including all pre-effective and post-effective amendments thereto and all registration statements filed pursuant to Rule 462(b) which incorporate this registration statement by reference), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on February 27, 2002 in the capacities indicated below.

       Signature                                     Title
       ---------                                     -----


/s/ David J. Calabro                    Chief Executive Officer, President
--------------------------                   and Director
   David J. Calabro                          (Principal Executive Officer)


/s/ Jaymin B. Patel                     Senior Vice President, Chief
--------------------------                   Financial Officer and Director
   Jaymin B. Patel                           (Principal Financial and Accounting
                                             Officer)


/s/ Timothy B. Nyman
--------------------------              Vice President and Director
   Timothy B. Nyman

                                  Exhibit Index
                                  -------------

Exhibit
Number                     Description
------                     -----------

3.1 Restated Certificate of Incorporation of GTECH Holdings Corporation, as amended (incorporated by reference to Exhibit 3.1 to the Form S-1 of GTECH Holdings Corporation and GTECH Corporation, Registration No. 33-31867)

3.2 Certificate of Amendment to the Certificate of Incorporation of GTECH Holdings Corporation (incorporated by reference to Exhibit 3.2 to the Form S-1 of GTECH Holdings Corporation and GTECH Corporation, Registration No. 33-31867)

3.3 Amended and Restated By-laws of GTECH Holdings Corporation (incorporated by reference to Exhibit 3 to the Quarterly Report on Form 10-Q of GTECH Holdings Corporation for the period ended August 26, 2000)

3.4       Restated Certificate of Incorporation of GTECH Corporation

3.5       By-laws of GTECH Corporation

3.6       Certificate of Incorporation of GTECH Latin America Corporation

3.7       By-laws of GTECH Latin America Corporation

3.8       Articles of Incorporation of GTECH Rhode Island Corporation

3.9       By-laws of GTECH Rhode Island Corporation

4.1 Indenture dated as of December 18, 2001, by and among GTECH Holdings Corporation, as issuer, GTECH Corporation, GTECH Latin America Corporation and GTECH Rhode Island Corporation, as guarantors, and Bank of New York, as trustee (incorporated by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q of GTECH Holdings Corporation for the period ended November 24, 2001)

4.2 Form of 13/4% Convertible Debentures due December 15, 2021 (included in Exhibit 4.1)

4.3 Registration Rights Agreement dated as of December 18, 2001, by and among GTECH Holdings Corporation, GTECH Corporation, GTECH Latin America Corporation, GTECH Rhode Island Corporation, Credit Suisse First Boston Corporation, Banc of America Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (incorporated by reference to Exhibit 4.2 to the Quarterly Report on Form 10-Q of GTECH Holdings Corporation for the period ended November 24, 2001).

5         Opinion of Edwards & Angell, LLP

8 Opinion of Edwards & Angell, LLP as to certain U.S. federal income tax matters

12        GTECH Holdings  Corporation  Computation of Ratio of Earnings to Fixed
          Charges

23.1      Consent of Ernst & Young LLP

23.2      Consent of Edwards & Angell, LLP (included in Exhibit 5)

23.6      Consent of Edwards & Angell, LLP (included in Exhibit 8)

24 Powers of Attorney (included on signature pages of this registration statement)

25 Form of T-1 Statement of Eligibility of the Trustee under the Indenture